EXHIBIT 10.1

LEASE AGREEMENT

Between

SF INFINITE DRIVE, LLC

as Landlord

and

ANTRIABIO, INC.

as Tenant

Property:

1450 Infinite Drive
Louisville, Colorado

Dated as of May 1, 2014

i

8.2	Assignment And Subletting	17
8.3	Tenant To Remain Obligated	17
8.4	Assignee To Assume Obligations	17
8.5	Change Of Control	18
8.6	Event Of Default	18
8.7	Transfer Premium	18
8.8	Recapture Election	18
8.9	Administrative And Attorneys’ Fees	18

SECTION 9.	SIGNAGE	18

9.1	Signage	18

SECTION 10.	DEFAULTS AND REMEDIES	19

10.1	Events Of Default	19
10.2	Landlord’s Remedies	20
10.3	Remedies Cumulative	21
10.4	Landlord’s Defaults And Tenant’s Remedies	21

SECTION 11.	COVENANT OF TITLE AND QUIET ENJOYMENT	22

SECTION 12.	SUBORDINATION	22

12.1	Subordination	22
12.2	Non-Disturbance Agreement	23
12.3	Subordination Of Mortgage Documents	23
12.5	Notice And Right To Cure	23

SECTION 13.	INDEMNIFICATION FROM THIRD PARTY CLAIMS	23

SECTION 14.	SURRENDER	24

SECTION 15.	HAZARDOUS MATERIALS	25

15.1	Hazardous Substances	25
15.2	Tenant’s Compliance With Governmental Regulations	26
15.3	Inspection; Compliance	26
15.4	Tenant Indemnification	26

SECTION 16.	HOLDING OVER	27

SECTION 17.	LANDLORD’S RIGHT TO RELOCATE TENANTS	27

SECTION 18.	NOTICES	27

SECTION 19.	BROKER’S REPRESENTATION	27

SECTION 20.	ESTOPPEL CERTIFICATES	28

SECTION 21.	LIMITATION OF LIABILITY	28

SECTION 22.	UNRELATED BUSINESS INCOME	28

SECTION 23.	ERISA	28

SECTION 24.	RIGHTS RESERVED TO LANDLORD	28

SECTION 25.	INTENTIONALLY DELETED	29

SECTION 26.	OTHER MATTERS	29

26.1	Captions	29
26.2	Partial Invalidity	29

26.3	Entire Agreement	30
26.4	Governing Law	30
26.5	Successors And Assigns	30
26.6	Waiver	30
26.7	Litigation And Arbitration Costs	30
26.8	Counterparts	30
26.9	Modifications To Lease	30
26.10	Accord And Satisfaction	30
26.11	Time Of The Essence	31
26.12	No Presumption Against Drafter	31
26.13	Access	31
26.14	Waiver Of Trial By Jury	31
26.15	Areas Excluded From Demise	31
26.16	Rubbish	31
26.17	Due Authorization	32
26.18	Tenant Financials	32
26.19	Force Majeure	32
26.20	No Recording	32
26.21	Ofac Compliance	32

SECTION 27.	PARKING	33

SECTION 28.	FF&E	34

SECTION 29	RIGHT OF FIRST OFFER	34

29.1	Right Of First Offer	34
29.2	Terms And Conditions	35
29.3	Termination Of Right Of First Offer	35

EXHIBITS

Exhibit A-1	Legal Description of Real Estate
Exhibit A-2	Floor Plans of Demised Premises
Exhibit B	Rules and Regulations
Exhibit C	Base Rent
Exhibit D	Commencement Certificate
Exhibit E	Agreement Regarding Construction
Exhibit F	Janitorial Specifications
Exhibit G	Tenant Estoppel
Exhibit H	Option Agreement
Exhibit I	Parking
Exhibit J	Landlord’s FF&E

SCHEDULES
1.1	Definitions

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of this 1st day of May, 2014 (the “Effective Date”), by and between SF INFINITE DRIVE, LLC, a Delaware limited liability company (“Landlord”), having its principal office at c/o Grosvenor Fund Management, Inc., Two Liberty Place, 50 South 16th Street, Suite 2600, Philadelphia, Pennsylvania, 19102, Attention: SHMAEL, and ANTRIABIO INC., a Delaware corporation (“Tenant”), having its current office at the Premises (as defined below).

WITNESSETH:

That in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant covenant, promise and agree as follows:

Section 1.  Premises, Term.

1.1   Building; Common Areas.

(A)           Master Lease.  Landlord, as tenant, and Infinite Funding Company, LLC, a Delaware limited liability company (“Master Landlord”), as master landlord, are parties under the certain Master Lease Financing Facility Agreement (the “Master Lease”) dated May 4, 2007.  The term of the Master Lease expire on June 1, 2014.

(B)           Building, Common Areas.  As used herein, the term “Building” collectively means the multi-tenant R&D property, commonly known as 1450 Infinite Drive, containing approximately 154,420 rentable square feet, and located on, and related to, certain land lying and being in the City of Louisville, Colorado, as more particularly described on Exhibit A-1 attached hereto (the “Real Estate”), together with the Common Areas (as defined in Schedule 1.1 attached hereto) and other improvements which are now, or may hereafter be, located on the Real Estate.  Tenant, its agents, employees and invitees, shall have a non-exclusive license and right to use the Common Areas in accordance with the terms of this Lease and the Rules and Regulations (defined in Section 1.5(D) below).

All terms capitalized but not otherwise defined herein shall have the respective meanings ascribed to them on Schedule 1.1 attached hereto and made a part hereof.

1.2   Premises.

Approximately 10,364 rentable square feet (“RSF”) of office space in the Building (“Office Space”), 7,948 RSF of which is identified as Space C-1 and 2,416 RSF of which is identified as Space C-2; approximately 13,474 RSF of laboratory space in the Building (“Lab Space”) identified as Space A; and approximately 3,423 RSF of clean room space in the Building (“Clean Room Space”) identified as Space D, all as depicted on Exhibit A hereto, for a total RSF of 27,261 (collectively the “Premises”).  The foregoing statements of the RSF shall be binding on the parties, notwithstanding any different measure thereof that may be made thereafter by or on behalf of either party.

1.3   Term.

This term of this Lease (the “Lease Term”) shall commence on the date hereof  (the “Commencement Date” which shall also be the “Rent Commencement Date”) and shall terminate upon the last day of the seventy two (72) month period beginning on the Commencement Date, except that if the Commencement Date is other than the first day of a calendar month, then the term of this Lease shall terminate seventy two (72) months after the last day of the calendar month in which the Commencement Date occurs (in either case, the “Expiration Date”), unless sooner terminated as provided herein.

1.4   Use; Compliance: Operation.

(A)   Permitted Use.  The Premises shall be used for the following uses and no others: (a) in the Lab Space, as research and development biology and/or chemistry laboratory, and (b) in the Office Space, as business offices. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required for Tenant to legally operate its business from the Premises.  The Parties acknowledge that (a) Tenant may wish to construct and operate a vivarium in the Lab Space within the Premises (“Vivarium”) if Tenant can obtain all necessary permits and licenses and otherwise comply with all Applicable Requirements therefore, (b) the Agreed use (as set forth  above) does not permit the construction and/or operation of a Vivarium in the Premises and that Tenant is required to obtain Landlord’s prior written consent therefore; and (c) Landlord may withhold its consent, which consent shall not be unreasonably withheld, conditioned or delayed with regard to the construction and/or operations of a Vivarium in the Premises. Tenant shall occupy and use the Premises only for general office and related ancillary uses including product research and development (the "Permitted Use").  Tenant will not use the Premises for any other use and will not conduct any other business on the Premises without Landlord’s prior written consent, which consent may be withheld, conditioned or delayed in Landlord's sole and absolute discretion.

(B)   Prohibited Use.  Notwithstanding the provisions of Section 1.4(A) above, Tenant shall not allow any use of the Premises which will negatively affect the costs of coverage of Landlord’s insurance on the Building, or cause the cancellation of any insurance policy covering any portion of the Building.  Tenant shall notify Landlord of any flammable or explosive liquids or materials to be kept in the Premises if the quantities exceed the limits cited on the Environmental Protection Agency’s List of Hazardous Substances and Reportable Quantities. Tenant shall not allow any use of the Premises which will cause the value or utility of any part of the Premises or the Building to diminish or which will endanger, disturb, or interfere with any other tenant or use of the Common Areas in the operation of the Building by Landlord.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, and Tenant shall not permit any nuisance or waste upon the Premises or the Building.  Tenant shall not use or permit the use of the Premises or the Building, or any part thereof, in a manner that is unlawful, diminishes the appearance or aesthetic quality of the Premises or the Building or causes damage to the Premises or the Building.  Tenant may not be in the business of, or permit on the Premises, the sale, storage or making of alcoholic beverages, the sale or making of weaponry, the sale or provision of pornographic or sexually explicit materials or services, or the growing, processing, marketing, distribution, or sale of marijuana or any of its constituents or any products containing marijuana or any of its constituents.  In the event of any excessive trash in or outside the Premises, as determined by Landlord in its sole and absolute discretion, Landlord will have the right to remove such excess trash, charge all costs and expenses attributable to its removal to Tenant and impose fines in the event Tenant fails to remedy the situation.  Tenant will not cause, maintain or permit any outside storage on or about the Property.  In the event of any unauthorized outside storage by Tenant, Landlord will have the right, without notice, in addition to such other rights and remedies it may have, to remove any such storage at Tenant’s sole expense.

(C)   Compliance.  During the Lease Term, Tenant shall observe and comply and cause the Premises and Tenant’s use thereof and activity thereon to comply with all Governmental Regulations, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990 (the “ADA”).  Landlord shall not be responsible for any non-compliance with any Governmental Regulations (including the ADA) caused by Tenant, or Tenant’s use of the Premises or Tenant’s activity thereon.  In the event such Governmental Regulations shall either: (i) require the removal of Hazardous Substances (as defined in Section 15.1(a)) from the Premises which Tenant is required to remove pursuant to Section 15 below; or (ii) require structural changes to the Premises that are not the Landlord’s obligation to make and pay for pursuant to Section 5.2, then the same may, at Landlord’s option, be complied with by Landlord on behalf of Tenant, upon Landlord’s written notice to Tenant. If such work by Landlord relates to the Premises or is required solely on account of Tenant’s use or occupancy of the Premises, Tenant shall reimburse Landlord within seven (7) business days of written demand for the cost of such compliance.  If such compliance relates to the Premises as well as other portions of the Building, Tenant shall pay Landlord on demand Tenant’s Pro Rata Share of the actual cost of such compliance within seven (7) business days of written demand by Landlord.

(D)   Rules and Regulations.  Tenant shall observe and comply, and shall cause Tenant Related Parties (as defined in Section 13.2 below) to observe and comply, with the rules and regulations attached hereto as Exhibit B, as such rules and regulations may be modified or amended by Landlord from time to time (the “Rules and Regulations”).  Landlord shall not be liable for failure of any person to obey such Rules and Regulations but shall apply all such rules in a uniform and non-discriminatory manner.  Landlord shall not be obligated to enforce such Rules and Regulations against any person, and the failure of Landlord to enforce any Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith. In the event of a conflict between the terms and provisions of this Lease and the Rules and Regulations, the terms and provisions of this Lease shall govern and prevail in each and every instance.

(E)   Security.  Landlord has no duty to provide security for any portion of the Building.  To the extent Landlord elects to provide any security, Landlord is not warranting the effectiveness of any security personnel, services, procedures or equipment and Tenant shall not rely on any such personnel, services, procedures or equipment.  Landlord shall not be liable for failure of any such security personnel, services, procedures or equipment to prevent or control, or to apprehend anyone suspected of, personal injury or property damage in, on or around the Building.

(F)   Indoor Plants.  Tenant shall maintain any indoor plants and vegetation within the Premises in a healthy state.

(G)   Environmental Performance Objective.

(1)           The parties agree it is in their mutual best interest that the Building and Premises shall be operated and maintained in a manner that is environmentally responsible, fiscally prudent, and provides a safe and productive work environment (collectively, the “Environmental Performance Objective”).

(2)           Tenant shall conduct its operations in the Building and within the Premises to reasonably minimize:  (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the material entering the waste stream; (iv) negative impacts on the indoor air quality of the Building and the Premises.

(3)           Landlord shall operate and maintain the Building and the Premises to reasonably minimize:  (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the material entering the waste stream; (iv) negative impacts on the indoor air quality of the Building and the Premises.

(4)           Landlord shall use its reasonable efforts to cause other tenants of the Building to conduct their operations in the Building and their premises in conformity with the Environmental Performance Objective.

Section 2.  Rent.

2.1   Base Rent.

(A)   Amount.  Tenant shall pay to Landlord, without demand, in accordance with the terms hereof, the annual rentals set out on Exhibit C attached hereto (the “Base Rent”).  Such Base Rent shall be paid in equal monthly installments on or before the first day of each month, in advance, commencing upon the Rent Commencement Date subject to the Free Rent Period (defined in Exhibit C), and continuing through the last calendar month which falls within the Lease Term and provided that the Base Rent for the first (1st) month of this Lease shall be payable by Tenant to Landlord (together with the Security Deposit (defined in Section 25 below)) upon execution of this Lease by Tenant.  In the event the Rent Commencement Date is not the first day of a calendar month, then the Base Rent due for such first month of the Lease Term shall be prorated based upon the number of days in that month in which the  Rent Commencement Date falls.  Landlord and Tenant shall execute and deliver a commencement certificate (the “Commencement Certificate”) in the form of Exhibit D attached hereto confirming the Rent Commencement Date and the Expiration Date.

(B)   Manner of Payments.  The payment of Base Rent, Additional Rent and the payment of any other sums due from Tenant to Landlord under this Lease (herein, Base Rent, Additional Rent and all such other sums due from Tenant to Landlord under this Lease are collectively referred to as “Rent”) shall be made in lawful money of the United States of America and made payable to Landlord or such other person and at such place as Landlord shall designate in writing from time to time. Tenant’s obligation to pay Rent is independent of any obligation of Landlord hereunder and shall be paid without abatement, reduction, demand or set-off, except as otherwise specifically provided herein. Tenant’s obligation to pay Rent (whenever arising or accruing) shall survive the expiration or termination of this Lease on account of a Tenant default, but if the termination is as a result of a termination right specifically granted to Tenant hereunder, the obligation to pay Rent shall survive such termination but only as to the Rent accruing prior to the effective date of such termination.  Notwithstanding anything in this Lease to the contrary, the first monthly installment of Rent shall be payable by Tenant upon the date it signs this Lease.

2.2   Late Payments.  Any amount not paid by Tenant within seven (7) days of when due shall bear interest at the rate of ten percent (10%) per annum (the “Interest Rate”) from the due date until paid in full.   Tenant acknowledges that the late payment of any Rent will cause Landlord to incur costs which would be costly or inconvenient to establish.  Tenant and Landlord agree that it would be impossible or extremely difficult to fix Landlord’s actual damages if any Rent is not paid when due, and such interest at the Interest Rate represents a reasonable sum considering all of the circumstances, and represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment.  Acceptance of such interest at the Interest Rate shall not limit Landlord’s right to exercise any of its rights or remedies under this Lease or otherwise available at law or in equity, and such interest at the Interest Rate shall be in addition to all of Landlord’s other rights and remedies hereunder or at law or in equity.

2.3   Additional Rent.

(A)   Amount; Triple Net Lease. The Base Rent to be paid by Tenant to Landlord is intended to be absolutely triple net.  As such and beginning on the Rent Commencement Date, Tenant shall pay to Landlord at the same time as it is required to make payment of Base Rent, an amount (the “Additional Rent”) equal to Tenant’s Pro Rata Share of Taxes and of Sector Expenses for each Sector (as such terms are defined in schedule 1.1) attributable to the Premises during the Lease Term.  In all events, Tenant shall be responsible for and shall pay before delinquent all municipal, county, state and federal taxes assessed during the Lease Term against any leasehold interest of Tenant or any property owned by Tenant and located in the Premises.

(B)   Payment.  The Additional Rent shall be paid as follows:

(1)           For each calendar year (and prior to the Rent Commencement Date with respect to the partial calendar year prior to the first calendar year of the Lease Term), Landlord may notify Tenant as to monthly installments on account of Additional Rent payable by Tenant based on Landlord’s reasonable estimate of each of Taxes and Expenses for such calendar year.  If Landlord fails to notify Tenant of the amount of any monthly installments for a calendar year, Tenant shall pay monthly installments on account of Additional Rent at the rate last paid by Tenant until Tenant’s receipt of Landlord’s written notice.  The amount of such installments may be adjusted by Landlord upon written notice to Tenant. On the first day of the calendar month after Landlord’s notice of any such adjustment, Tenant shall, if such adjustment increases the amount of Additional Rent owed to Landlord (in addition to the revised monthly estimate), make a lump sum payment to Landlord in an amount sufficient to bring total payments to date on account of Additional Rent current, so that such total payments for the then current calendar year will equal Landlord’s revised estimate of Tenant’s Additional Rent.  If Landlord’s notice of adjustment decreases the amount of Additional Rent owed to Landlord, Landlord shall pay to Tenant within thirty (30) days of such notice an amount sufficient to reimburse Tenant for any Additional Rent paid by Tenant in excess of Landlord’s revised estimate of Tenant’s Additional Rent.

(2)           If the last Lease Year is not a full twelve-month period, Additional Rent for such Lease Year shall be prorated based upon the number of days falling in the Lease Term.

(3)           Within five (5) months after the expiration of each calendar year, Landlord shall determine the actual Taxes and Expenses for the prior Lease Year, and shall notify Tenant as to the amount thereof and the Additional Rent resulting therefrom (an “Annual Additional Rent Notice”) and an itemized breakdown of each of Taxes and Expenses. If the Additional Rent actually due exceeds total estimated payments made by Tenant on account of Additional Rent for such calendar year, then Tenant shall pay Landlord the full amount of any such deficiency within thirty (30) days after receiving the Annual Additional Rent Notice.  If the Additional Rent actually due is less than the total estimated payments made by Tenant on account of Additional Rent for such calendar year, then Landlord shall, within thirty (30) days of delivery of the Annual Additional Rent Notice, reimburse to Tenant an amount equal to the amount of any excess.

(4)           Any delay or failure by Landlord in delivering any estimate or actual statement pursuant to this Section 2.3 shall not constitute a waiver of its right to receive Tenant's payment of Taxes and Expenses, nor shall it relieve Tenant of its obligations to pay Taxes and Expenses pursuant to this Section 2.3.

(C)   Right to Audit.  So long as Tenant has paid in full any amount owing under an Annual Additional Rent Notice, Tenant may, at Tenant’s sole cost and expense, at any time after at least five (5) days notice to Landlord given within thirty (30) days after Tenant receives such Annual Additional Rent Notice from Landlord, review Landlord’s records of each of Taxes and Expenses for the time period covered by such Annual Additional Rent Notice, to the extent such records are reasonably necessary for Tenant to conduct its audit.  If any records are maintained at a location other than the management office for the Building or the Premises, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records.  Any such review and correction requested by Tenant must be completed and requested within ninety (90) days of Tenant’s receipt of the Annual Additional Rent Notice in question or Tenant’s right to object shall be deemed waived.  The records obtained by Tenant shall be treated as confidential.  If Tenant’s review of

Landlord’s books and records discloses that Tenant’s Pro Rata Share of Taxes and/or Expenses paid by Tenant for the period under review exceeded the actual amount properly allocable to Tenant (an “Overpayment”), then, so long as Landlord agrees with such determination by Tenant, Landlord shall promptly pay to Tenant an amount equal to the Overpayment.  In no event shall Tenant use an auditor who is compensated in any manner on a contingency or similar fee basis.

If Landlord and Tenant are unable to agree on the amount of the excess paid by Tenant within thirty (30) days after the ninety (90) day period referred to above, then Tenant shall have the right, within five (5) days after the expiration of such extended period to submit such dispute for resolution by binding arbitration with a mutually acceptable certified public accountant (a “CPA”) having not less than five  (5) years experience with respect to the auditing and review of operating expense statements  office buildings in the Denver Metropolitan Area. If Landlord and Tenant cannot agree on a CPA within fifteen (15) days of Landlord’s receipt of Tenant’s election to submit such dispute to arbitration, then within five (5) days thereafter, each shall select a CPA and within ten (10) days thereafter, the two appointed CPAs shall select a third CPA and the third CPA shall be the arbitrator to resolve such dispute.

2.4   Refunds; Adjustments.

(A)           Refunds.   If Landlord secures and receives a refund of any Taxes for which Tenant has paid Tenant’s Pro Rata Share, then Landlord shall pay to Tenant, Tenant’s Pro Rata Share of the amount of refund less all reasonable costs and expenses of securing the refund (including reasonable attorneys’ fees).

(B)   Adjustments. If the average occupancy level was less than ninety-five percent (95%) of the total RSF of the Project during a calendar year, the actual Expenses for that calendar year shall be adjusted to equal Landlord's reasonable estimate of Expenses had ninety-five percent (95%) of the total RSF of the Project been occupied.

Section 3.  Condition of Premises; Alterations.

3.1   Construction of Tenant Finish Improvements and Possession.

Attached hereto as Exhibit E is an Agreement for Construction which is hereby incorporated into this Lease and shall be binding on the parties. Tenant will perform or cause to be performed the Work, subject to payment of the Tenant Allowance as set forth in Exhibit E.  Except as specifically set forth in the Agreement for Construction regarding payment of the Tenant Allowance, (A) Landlord is leasing the Premises to Tenant in its “AS IS, WHERE IS, WITH ALL FAULTS” condition, without any representation or warranty with respect to the Premises or the Building, or their condition, or with respect to the suitability thereof for Tenant's business.  Landlord shall have no obligation to make or pay for any improvements or renovations in or to the Premises or to otherwise prepare the Premises for Tenant’s occupancy. Upon delivery of possession of the Premises to Tenant, Landlord and Tenant shall execute the Commencement Certificate which, besides confirming the Rent Commencement Date and Expiration Date, will contain acknowledgments that Tenant has accepted the Premises and its condition, and that the Premises and the Building are satisfactory in all respects.  Tenant shall be deemed to have accepted the Premises and it’s as-is condition as of the Rent Commencement Date, even though the Commencement Certificate may not have been executed. Notwithstanding the foregoing, Landlord represents and warrants that to its knowledge, as of the Commencement Date, (i) the Building’s systems (including, without limitation the electrical and mechanical systems) are in good working order, (ii) Landlord has not received any notices of violations of law from any controlling governmental entity which remain uncured and (iii) Landlord has not received any notices of violations of the ADA that remain uncured.  Reference in this Lease to the “knowledge” of Landlord or any “notice” having been “received” by Landlord, in any variation of such references, such references; (i) shall mean only the actual knowledge of, or notice actually received personally by, Irina Pistolet; (ii) shall not mean or include any imputed or constructive knowledge of Irina Pistolet, or any notice constructively received by Irina Pistolet; (iii) shall not include any actual, imputed or constructive knowledge of any officer, agent, employee or affiliate of Irina Pistolet or Landlord, or any other person or entity, or any notice actually or constructively received by any officer, agent, employee or affiliate of Landlord, or any other person or entity; and (iv) shall not be deemed to imply that Irina Pistolet or any other person or entity has undertaken, or has any duty or obligation to undertake any investigation or inquiry with respect to the subject matter thereof.

(A)   Beginning on the mutual approval of the Final Plans (as defined in the Agreement for Construction), Tenant shall have the right, subject to the rules and regulations of the General Contractor, to access the Premises and Building to install its telephone and information systems and equipment, furniture and other fixtures, and to perform such other related activity in the Premises preparatory to Tenant’s occupancy. Tenant’s activity within the Premises prior to the Commencement Date shall be on subject to all terms and conditions of this Lease (other than payment of Rent and Additional Rent), particularly including the insurance provisions hereof.  Tenant shall be solely responsible (as between Landlord and Tenant) for coordinating its work with the General Contractor.  Any delay in the substantial completion of the Tenant Improvement work which results from Tenant’s (or its contractors’ or agents’) presence on the Premises or in the Building or resulting from the construction or installation by Tenant of any improvements, or fixturing or cableing prior to the Commencement Date, shall constitute a Tenant delay.

3.2   Alterations or Improvements.

(A)   Permitted Alterations. Any and all improvements or alterations in, or additions, changes or installations to the Premises (an “Alteration”) performed by or on behalf of Tenant shall be governed by the terms of Sections 3.2(A), (B) and (C).  This  3.2(A) does not apply to the Work subject to Exhibit E which shall be governed by provisions of Exhibit E.  Tenant shall not permit or cause any Alteration to be performed within or to the Premises without first obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed so long as: (1) no Event of Default exists hereunder, (2) such Alterations (i) do not impact the structural components of the Premises or any improvements located at the Project, including but not limited to the foundation, bearing walls, structural steel, footings, roofs or any other exterior component or portion of the Building or (ii) do not impact the air conditioning, ventilation, electrical, plumbing, utility or mechanical systems of any improvements located at the Building, or (iii) do not impact any other tenant’s premises and are not visible from the outside of the Premises, (3) such Alterations are consistent with the quality and materials utilized in the initial build out of the Tenant space; (4) the cost of any such Alterations does not exceed $25,000 in any one instance or more than $50,000 in the aggregate in any consecutive twelve (12) month period; and (5) such Alterations are in full compliance with the Rules and Regulations and with the Governmental Regulations.  Any Alteration not complying with the foregoing sentence shall not be performed without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion unless such Alteration is required by Section 1.4(C) of this Lease (in which event Landlord shall not withhold, condition or delay its consent unreasonably).  Tenant agrees to pay to Landlord a fee equal to its actual “out of pocket” third party costs of its review of plans and specifications, inspection of work, and other activities regarding Alterations within twenty (20) business days after Tenant's receipt of invoices either from Landlord or such consultants.  Tenant acknowledges that in no event shall Landlord’s approval of any Alterations or plans and specifications therefor be deemed to be Landlord’s warranty to Tenant that said Alterations or plans and specifications therefor are in compliance with the Governmental Regulations or are suitable for Tenant’s use of the Premises.  Tenant shall pay the entire cost of any Alteration permitted hereunder and, if requested by Landlord, shall provide Landlord with evidence reasonably satisfactory to it of Tenant’s financial ability to pay the cost of such Alteration.  Upon completion of any Alteration, Tenant shall promptly furnish Landlord with final sworn owner’s and contractors’ statements and full and final waivers and releases of lien covering all labor and materials included in such Alteration.

(B)   Procedures.  Prior to commencing any work in connection with the Alteration, Tenant shall submit to Landlord for Landlord’s review and approval the following (and Tenant's request for Landlord's consent shall not be complete until all of the following has been submitted to Landlord):  (a) detailed plans and specifications for all of the proposed Alterations; (b) names and addresses of each of the contractors and subcontractors; (c) copies of all contracts, subcontracts and necessary permits; (d) evidence reasonably satisfactory to Landlord that such contractors and subcontractors possess the insurance coverage required pursuant to Section 4 below, including certificates of insurance, in form and amount reasonably satisfactory to Landlord, from all contractors and subcontractors who will perform labor or furnish materials, insuring Landlord against any and all liability for any damages, claims, expenses, liabilities and causes of action (including personal injury (including, without limitation, workers’ compensation claims) and property damage) that may arise out of or be in any manner connected with the Alterations (collectively, the “Alterations Claims”).  Landlord shall notify Tenant of its approval or disapproval of such plans and specifications and the work described therein within five (5) business days of receipt thereof.  If Landlord shall object, Landlord shall state in writing and in reasonable detail the basis for its objection. Tenant may revise its plans and specifications to incorporate such comments and, if Tenant does so, it may again request Landlord’s consent pursuant to the process described above.  Neither approval of the plans and specifications nor supervision of any Alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of any Alteration with Governmental Regulations.  Tenant shall indemnify, defend and hold Landlord harmless from any Alterations Claims (including Alterations Claims arising out of Landlord’s approval of Tenant’s plans and specifications for any Alteration).  The foregoing indemnity shall survive the expiration or termination of this Lease.  To the extent Tenant revises any plans and specifications after obtaining Landlord’s approval thereof, Tenant shall re-submit such plans and specifications to Landlord contemporaneously with such changes and Tenant shall obtain Landlord’s approval to such revision prior to commencing any work with respect to such revision.

(C)   Performance.  All Alterations shall be performed in a good and workmanlike and first-class lien free manner, using new materials and in accordance with the plans and specifications submitted to and approved by Landlord as well as in accordance with all applicable Governmental Regulations and the Rules and Regulations.  In addition, all Alterations shall be performed by contractors and subcontractors who possess the requisite experiences, personnel, financial strength and other resources necessary to perform and complete the proposed Alterations in a good and workmanlike lien free manner.  All contractors and subcontractors performing an Alteration shall work in harmony with Landlord’s and other tenants’ contractors and subcontractors.  Tenant shall cause all Alterations to be performed in such manner so as not to (i) obstruct access to the premises of any other tenant in the Building or any part of the Common Areas or disrupt any Building service or equipment or any other tenants’ equipment; or (ii) interfere with any work being performed by Landlord, other tenants, or their respective contractors and subcontractors, or (iii) permit or allow any labor dispute or disruption, work stoppage, or picketing anywhere within or outside of the Building arising out of Tenant’s failure to utilize union labor.  Tenant shall, at its sole cost and expense, file all plans and specifications for all Alterations, as required by all Governmental Regulations. Prior to commencing any Alteration, Tenant shall have obtained and delivered to Landlord true and complete copies of all permits and other licenses and approvals required by applicable Governmental Regulations to commence and complete any Alteration.  If either Landlord, in its sole and absolute discretion, consents to an Alteration which may impact a Building system or may impact the Building’s structure or roof, Tenant shall only perform such work by using those contractors and subcontractors satisfactory to Landlord. All Alterations shall be staged in areas reasonably acceptable to Landlord.  Tenant agrees that Landlord shall have the right, but not the obligation, to inspect Tenant’s construction of the Alterations.  Landlord’s inspections of construction shall be done solely for the benefit of Landlord, shall not constitute confirmation or a warranty by Landlord that the Alterations are in accordance with the Governmental Regulations or this Lease, and shall not alter Tenant’s liability and responsibility under this Lease.  Landlord shall have the right, at all reasonable times, to post on the Premises and record any notices of non-responsibility which it deems necessary for the protection of Landlord’s interests from any liens or claims in connection with said Alterations.  Tenant shall deliver to Landlord, within twenty (20) days following installation of each Alteration, (1) accurate, reproducible as-built plans, (2) proof of final inspection and approval by all governmental authorities, (3) complete lien waivers acceptable to Landlord for all costs of the Alteration, and (4) a copy of a recorded notice of completion (to be provided by the Tenant's contractor performing the Alteration, and which will include applicable governmental agency approvals, such as a permit card indicating the city building department’s approval of the work, and a final invoice indicating the completion of the work).

3.3   Removal by Tenant.

Any Alteration or other improvement made by Tenant in or upon the Premises (excepting only Tenant’s furniture, equipment and trade fixtures), whether temporary or permanent in character, shall become Landlord’s property upon its attachment to the Premises and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant unless otherwise agreed to by the parties in writing; provided, however, that Landlord shall have the right, subject to the limitation set forth in the next grammatical sentence, to require Tenant to remove any Alteration and restore the Premises to the condition existing immediately prior to the Alteration, all at Tenant’s sole cost and expense.  To the extent specifically requested in writing by Tenant, Landlord shall inform Tenant at the time Landlord consents to any Alteration, Landlord’s determination as to whether Tenant shall be required to remove such Alteration at the expiration or termination of this Lease.

3.4   Liens.

Tenant agrees to keep all of the portions of the Building (including the Real Estate) free and clear of all liens arising out of, or claimed by reason of, any work performed, material furnished or obligations incurred by or at the insistence of Tenant, and to indemnify and save Landlord and its agents and employees harmless from all such liens or claims of lien and all attorneys’ fees or other costs and expenses incurred by reason thereof. Should Tenant within fifteen  (15) days after written notice from Landlord fail to: (i) fully discharge any lien or claim of lien, or (ii) bond over such lien by bond satisfactory to Landlord and Landlord’s lender, if any (which bond shall also cover costs of defense), Landlord may, at its option and without limitation of any of its other rights and remedies available at law and in equity and under this Lease, pay the same or any part thereof, and the amount of such payment shall be due and owing to Landlord from Tenant with interest thereon at the Interest Rate from the date incurred until the date paid in full.  Such amount shall be deemed to be Rent under this Lease as of the date of such payment by Landlord. No liens of any character whatsoever created or suffered by Tenant shall in any way, or to any extent, attach to or effect the rights of Landlord in the Premises, the Real Estate or the Building.

3.5   Survival.

Tenant's obligations in this Section 3 shall survive the expiration or termination of this Lease with respect to any claims brought by Landlord within one (1) year of such expiration or termination.

Section 4.  Insurance.

4.1   Tenant’s Insurance.

Tenant shall, at its expense, keep in full force and effect the following insurance policies during the Lease Term and any extension thereof:

(1)           “Special Form” (previously known as “all risk”) insurance, including fire and extended coverage, vandalism, malicious mischief, sprinkler leakage and water damage coverage and demolition and debris removal, insuring the full replacement cost of all Alterations or other improvements or additions to the Premises made at Tenant’s expense or direction, and all other property owned or used by Tenant and located in the Premises; and

(2)           Commercial general liability insurance, contractual liability insurance with respect to obligations under this Lease and property damage insurance with respect to the Building, the Premises and surrounding areas, with limits to be set by Landlord from time to time in accordance with limits customarily required by prudent owners of flex office buildings in the Denver Metropolitan Area comparable to the Building for tenants similar to Tenant but in any event not less than $5,000,000.00 combined single limit for personal injury, sickness or death or for damage to or destruction of property for any one occurrence, $4,000,000 of which can be through umbrella or excess coverage; and

(3)           Business interruption insurance against loss or damage resulting from the same risks as are covered by the insurance described in Section 4.1(1) above, in an amount equal to the aggregate of one (1) year’s requirement of Rent; and

(4)           Such other insurance against such other risks and in such other amounts as Landlord may from time to time require in accordance with limits customarily required by prudent owners of flex office buildings in the Denver Metropolitan Area comparable to the Building for tenants similar to Tenant; and

(5)           During the performance of all Alterations, Tenant shall cause Tenant’s contractor performing such Alteration and any subcontractors to maintain comprehensive automobile insurance for all owned, hired, rented and non-owned vehicles; broad form general liability insurance, including contractual liability coverage, with the following endorsements, explosion, collapse and underground damage liability; completed operations and products liability and independent contractors protective liability; as well as workmen’s compensation insurance and employer’s liability insurance.

Tenant will, at its sole cost and expense, comply with any commercially reasonable requirements of any insurer of Landlord.  Tenant agrees to maintain policies of insurance described in this Section 4 (excepting the insurance to be maintained by Landlord pursuant to Section 4.4 below).  Landlord reserves the right, from time to time, to require additional coverage (including, flood insurance, if the Premises are located in a flood hazard zone), and/or to require higher amounts of coverage commensurate with the requirements of other reasonable and prudent landlords of buildings similar to the Building in the area in which the Building is located.  No insurance policy of Tenant shall have a deductible greater than $10,000.00.

4.2   Form of Policy.

The form of all such policies and deductibles thereunder shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld, delayed or conditioned.  All such policies shall be issued by insurers reasonably acceptable to Landlord, licensed to do business in the State of Colorado and with an A.M. Best rating of not less than A-VIII, and shall contain a waiver of any rights of subrogation thereunder. In addition, except for worker’s compensation insurance, the policies shall name Landlord and any other parties designated by Landlord as additional insureds, provided, however, that with respect to property insurance covering any Alterations, Landlord shall be loss payee thereunder (and the foregoing designations shall be evidenced on the insurance certificates delivered to Landlord as required hereby).  The policies shall require at least thirty (30) days’ prior written notice to Landlord of termination or modification and shall be primary and not contributory.  Tenant hereby assigns to Landlord all its rights to receive any proceeds of such insurance policies attributable to any Alterations if this Lease is terminated due to damage or destruction.  Tenant shall, at least ten (10) days prior to the Rent Commencement Date and within thirty (30) days prior to the expiration of each such policy, deliver to Landlord certified copies of the policies or certificates (in form and substance reasonably acceptable to Landlord), or other equivalent documentation for review by Landlord evidencing the foregoing insurance or renewal thereof, as the case may be.  Within a reasonable time after Landlord’s request, Tenant shall provide Landlord with a photocopy of the policies providing such coverage.

4.3   Failure to Carry.

Without limiting Landlord’s remedies set forth in Section 10 hereof, in the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 4, Landlord may, upon ten (10) days prior written notice to Tenant (unless such coverages will lapse within such time period and in which event no such notice shall be necessary) and Tenant’s failure to procure the same and deliver reasonably satisfactory evidence thereof to Landlord within said period, procure such policies of insurance and Tenant shall promptly reimburse Landlord the cost thereof with interest thereon at the Interest Rate from the date incurred until the date paid.

4.4   Landlord’s Insurance.

Landlord shall, during the Lease Term and any extension thereof, maintain a “Special Form” (previously known as “all risk”) hazard insurance policy for one hundred percent (100%) of the full replacement costs of the Building (exclusive of foundations and footings and exclusive of any portion of the Building leased to a party that is obligated, pursuant to its lease, to insure the full replacement cost of such portion of the Building), together with rent insurance in an amount equal to one (1) year’s rent from all tenants of the Building as well as broad form commercial general liability insurance, contractual liability insurance, property damage insurance with respect to the Building, with  limits to be set by Landlord from time to time, but in any event not less than $5,000,000.00 combined single limit for personal injury, sickness or death or for damage to or destruction of property for any one occurrence.  The cost of all such insurance and such other insurance carried by Landlord with respect to the Building shall be deemed to be an Expense hereunder.  Any proceeds of such insurance shall be the sole property of Landlord to use as Landlord determines.  Tenant shall reimburse Landlord an amount equal to any increase in Landlord’s insurance premiums resulting from Tenant’s specific use of the Premises or any act or omission of Tenant or the Tenant Parties.

4.5   Priority of Insurance.

Landlord and Tenant, in the exercise of their commercial business judgment, acknowledge that the use of insurance is the best way to protect against the risk of loss to their respective properties and economic interests in the Building and the Premises.  Accordingly, Landlord and Tenant agree that in the event of loss or damage to their respective properties or interests, such loss will be satisfied first by the insurance proceeds paid to the party suffering the loss, next by the additional insurance proceeds that would have been paid to the party suffering the loss had the insurance required hereunder been carried by such party, and finally, by the party causing the loss or damage.

4.6   Waiver of Claims and Recovery Rights.

Anything in this Lease to the contrary notwithstanding, Tenant, on behalf of itself and its respective heirs, successors, legal representatives, assigns and insurers, hereby waives any and all rights of recovery, claims, actions or causes of action (collectively, “Claims”) against Landlord and its officers, directors, partners, shareholders, agents, employees, guests, licensees or invitees for any property loss or damage that may occur to the Premises or other portion of the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is required to be insured against under the terms of the insurance policies referred to in this Section 4, regardless of cause or origin, including negligence of Landlord or its respective officers, directors, partners, shareholders, agents, employees, guests, licensees or invitees (provided that such waiver does not apply to Claims arising from a Landlord’s gross negligence or willful misconduct).  Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each, on behalf of themselves and their respective heirs, successors, legal representatives, assigns and insurers, hereby covenants that no insurer under any property insurance maintained by Landlord or Tenant shall hold any right of subrogation against such other party.  If the respective insurer of Landlord and Tenant does not permit such a waiver without an appropriate endorsement to such party's insurance policy, then Landlord and Tenant each shall notify its insurer of the waiver set forth herein and to secure from such insurer an appropriate endorsement to its respective insurance policy with respect to such waiver.  Nothing in this Section 4.6 shall be construed to impose any other or greater liability upon Landlord than the liability which would have existed in the absence of this Section 4.6.

Section 5.  Repairs and Maintenance; Compliance; Services.

5.1   Tenant’s Maintenance Obligations.

Tenant shall maintain the interior of the Premises in a clean, sanitary and safe condition.  Such maintenance shall include, without limitation, the obligation to maintain, replace or repair, in the manner required herein, all doors and door frames, door checks, locks and closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, and all equipment, facilities and fixtures exclusively serving the Premises (including hardware, electrical, and plumbing).  Tenant shall also repair and replace, at its sole cost and expense, any ventilating and air conditioning facilities (“HVAC”) whether now existing or later installed which serve only the Premises.  Tenant shall, at its own expense, install and maintain fire extinguishers and other fire protection devices in the Premises as may be required from time to time by the Governmental Regulations or by any agency having jurisdiction or the insurance underwriters insuring the Building in which the Premises are located. Subject to the terms of Section 1.4(C) above, Tenant shall, at its own cost and expense, ensure that the Premises are maintained in compliance with the ADA and any similar state or local laws, rules or ordinances throughout the Lease Term and any renewals. Required Tenant repairs and maintenance not made within 10 days after demand by Landlord may be made by Landlord, at its option, and Tenant shall reimburse Landlord for the cost of the repairs within 30 days from receipt of invoice.

5.2   Landlord’s Maintenance Obligations.

Landlord shall, as an Expense, subject to the terms of Section 6 below and in a manner consistent with comparable R&D/ office buildings in the Denver Metropolitan Area and consistent with Landlord's obligations under this Lease, maintain, repair and replace, as necessary, (i) the Building shell and other structural portions of the Building (including structural portions of the roof and foundations) (collectively, “Structural Portions of the Building”), (ii) the basic sprinkler and electrical systems within the Building core, (iii) the Common Areas, and (iv) the Building signage, if any (but expressly excluding any signs of the tenants of the Building, including, without limitation, Tenant’s Signs, as defined below).

In addition, as an Expense, Landlord shall perform or cause to be performed routine maintenance of the HVAC system serving the Common Areas and any HVAC systems that jointly serve the Premises and any other areas of the Building (collectively, the “Covered HVAC Repairs”) and shall pay (i) the cost of any repairs or (ii) replacement of the HVAC unit(s) serving the Building, but excluding any HVAC systems that serve only the Premises and also expressly excluding any repairs (major or not) or replacements caused by Tenant’s intentional misconduct, negligence or misuse of the HVAC units or systems.  Subject to the terms of Section 1.4(C) above, Landlord shall, as an Expense, ensure that the Property is maintained in compliance with the ADA and any similar state or local laws, rules or ordinances throughout the Lease Term.  Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Building or to provide funds for any of the foregoing.

5.3   Building Services.

(A)   Cooling.  Air conditioning for the Premises is available to Tenant and supplied by units located on the roof of the Building, which units are sub-metered.  If Tenant desires to utilize air conditioning, Tenant shall pay for such separately metered service directly to the applicable electric company.

(B)   Janitorial Service.  Landlord shall arrange for and furnish, at Landlord’s cost and expense, the cost thereof shall be included in Expenses, janitorial services for the Premises substantially as set forth in Exhibit F.  Landlord shall pay directly to the company providing such janitorial services, as and when due, any and all costs of such services.  If Tenant desires supplementary janitorial service, it may do so at Tenant’s cost and expense and responsibility.

(C)   Water.  Landlord shall furnish water for drinking, kitchen and toilet purposes and water for lavatory purposes.  To the extent Tenant needs water for any other purposes and such purpose is approved by Landlord, Tenant shall pay, as Additional Rent, the cost for such water at rates fixed by Landlord.  Tenant shall not permit or cause water to be wasted.

(D)   Electricity.  Electricity for outlets and overhead lights used in the Premises shall be supplied for the purposes of lighting and general office equipment use in amounts consistent with Building standard electrical capacities, not to exceed five (5) watts per RSF of the Premises, and the cost thereof shall be included in Expenses. Electricity for the Premises is sub- metered.  Tenant shall arrange for electrical services with the applicable electric company and pay directly to such Company, as and when due, any and all costs related to such service.  The electricity required for the operation of the Common Areas, elevators, and any other building systems (not separately metered for the Premises) shall be deemed an Expense.  Notwithstanding the foregoing, Landlord shall pay electricity expenses associated with a house meter which controls, among other things, exterior lighting and FLS for the Building, provided that any and all such costs shall be included in Expenses.  If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the approval of the Landlord, and then only under written direction of Landlord and at Tenant’s sole expense.   Tenant shall not install in the Premises any equipment which requires a substantial amount of electrical current or which in any way may increase the amount of any services furnished or supplied by Landlord to the Tenant and/or the other tenants in the Building without the advance written consent of the Landlord (which consent may be withheld, conditioned or delayed in Landlord’s sole and absolute discretion), and the Tenant shall ascertain from the Landlord the maximum amount of load or demand for use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the needs of other tenants of the Building, and shall not in any event connect a greater load then such safe capacity.  The Tenant shall not tamper with any other Building utility systems without authorization from the Landlord.  The running of cable or pipe between suites also requires Landlord’s prior written authorization and will occur at the Tenant’s expense if approved.

(E)   Separate Services.  Tenant is responsible to pay for all electrical and gas services to the Premises, unless previously discussed in the Lease.  Tenant shall, as part of the Tenant Improvements completed pursuant to the Agreement for Construction attached as Exhibit E, install separate gas and electric sub-meters for the Premises unless existing in place meters are already available to the Premises, in which case Tenant may use those existing gas and electric meters.

5.4   Telephone Service.

Tenant shall arrange for telephone service in the Premises directly with the telephone service provider it selects, subject to Landlord’s approval which shall not be unreasonably withheld.  Tenant shall pay directly to such provider, as and when due, all of the costs related to such installation and service.

5.5   Interruption of Services.

No interruption of services caused by repairs, replacements or alterations to the service system, or by any other cause, shall be deemed an eviction or disturbance of Tenant’s possession of any part of the Premises or render Landlord liable to Tenant for damages, or otherwise affect the rights and obligations of Landlord or Tenant under this Lease.  However, if (i) Landlord ceases to furnish any service in the Building as a result of a condition which affects only the Building (that is, which does not affect office buildings in general in the vicinity of the Building) and (ii) Tenant notifies Landlord of such cessation in writing within one (1) business day after such cessation begins and (iii) such cessation is not caused by Force Majeure (as defined in Schedule 1.1) and (iv) such cessation has not arisen as a result of an act or omission of Tenant or the Tenant Parties and (v) as a result of such cessation, the Premises (or a material portion thereof) is rendered untenantable and Tenant in fact ceases to use such space in the manner used prior to such cessation, then, as Tenant’s exclusive remedy for such cessation, on the fifth (5th) consecutive day after all of the foregoing conditions have been met, the Base Rent payable hereunder shall be equitably abated based on the percentage of the Premises so rendered untenantable and in fact not used by Tenant.  Said Base Rent abatement shall continue until the date the Premises become tenantable again by the removal of such cessation of services.

Section 6.  Damage to Building and Premises.

6.1   Restoration.

Except as provided in Section 6.2 below, if at any time during the Lease Term, including any extension or renewal thereof, the Building is damaged by fire or other casualty, then, unless this Lease is terminated by Landlord as hereinafter provided, Landlord shall be obligated to promptly commence, and thereafter prosecute with due diligence, the reconstruction, restoration and repair of the Building and the Premises (except for any Alterations made by Tenant or any of Tenant’s personal property, equipment and Trade Fixtures) to a condition substantially equivalent to that existing immediately prior to the casualty.  Except as provided in Section 6.2 below, if the damage renders the Premises inaccessible or untenantable in whole or in part, the Rent provided for herein shall abate thereafter as to the portion of the Premises so affected until such time as same is accessible and restored to a tenantable condition, as reasonably determined by Landlord (or until such time as same would have been accessible and restored to a tenantable condition had it not been for delays caused by Tenant or Tenant Parties).  Notwithstanding the foregoing, in the event of damage to the Premises or the Building (or any part thereof) caused by Tenant or Tenant Parties, Tenant shall be liable to Landlord for such damage (regardless of whether any insurance proceeds are available to Tenant in connection therewith), and in no event shall Tenant receive any Rent abatement or any other rental or other concessions from Landlord.

6.2   Termination.

If (i) the Building is damaged to an extent that Landlord's good faith estimate of the cost of reconstruction, restoration and repair thereof exceeds fifty percent (50%) of the replacement cost of the Building, (ii) the reconstruction, restoration and repair of the Premises or the Building cannot with reasonable diligence be completed within one hundred eighty (180) days after the casualty, (iii) Landlord’s mortgage lender does not make the applicable insurance proceeds available for reconstruction, (iv) Landlord determines in its sole discretion that insurance proceeds are insufficient to restore the Premises to the condition required by this Lease, or (v) the casualty occurs during the last twelve (12) calendar months of the Lease Term, then in any such event Landlord shall have the right, exercisable by written notice given to Tenant at any time within ninety (90) days after the occurrence of the casualty, to elect not to reconstruct, restore or repair the Premises, and in such event this Lease shall be terminated in all respects effective as of the date of the casualty, all Rent shall be prorated to the date of the casualty, and the parties hereto shall be released from any obligations thereafter accruing under this Lease (except as otherwise provided herein).

6.3           Inability to Complete.

Notwithstanding anything to the contrary contained in this Section 6, in the event Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Section 6.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord's contractor for completion thereof, by reason of any events or delays beyond Landlord’s reasonable control, such as Force Majeure events or events and delays caused by Tenant or the Tenant Parties, then Landlord may elect to terminate this Lease upon thirty (30) days' prior written notice to Tenant.

Section 7.  Eminent Domain.

7.1   Total Taking.

In the event of a taking or damage related to the exercise of the power or eminent domain, by any agency, authority, public utility, person, corporation or entity empowered to condemn property (including without limitation a voluntary conveyance by Landlord in lieu of such taking or condemnation) (a "Taking") of (i) the entire Premises, (ii) so much of the Premises as to prevent or substantially impair its use by Tenant during the Lease Term, or (iii) portions of the Building required for reasonable access to, or reasonable use of, the Premises (a "Total Taking"), the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the date upon which title to the property taken passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor ("Date of Taking").

If this Lease is terminated pursuant to this Section 7.1, Landlord shall refund to Tenant any prepaid unaccrued Rent and any other sums due and owing to Tenant (less any sums then due and owing Landlord by Tenant), and Tenant shall pay to Landlord any remaining sums due and owing Landlord under this Lease, each prorated as of the Date of Taking where applicable.

7.2   Partial Taking.

In the event of a Taking of only a part of the Premises or of a part of the Building which does not constitute a Total Taking during the Lease Term (a "Partial Taking"), the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the portion of the property taken shall cease and terminate as of the Date of Taking, and an adjustment to the Rent shall be made based upon the reduced area of the Premises.

In the event of a Taking of a material portion of the Building (other than the Premises) such that, in Landlord's reasonable opinion, the Building’s continued operation is not practically or economically feasible, Landlord may terminate this Lease by giving notice to Tenant within ninety (90) days after the date notice of such Taking is received by Landlord.

If this Lease is terminated pursuant to this Section 7.2, Landlord shall refund to Tenant any prepaid unaccrued Rent and any other sums due and owing to Tenant (less any sums then due and owing Landlord by Tenant), and Tenant shall pay to Landlord any remaining sums due and owing Landlord under this Lease, each prorated as of the Date of Taking where applicable.

If this Lease is not terminated as provided for in this Section 7.2, Landlord at its expense shall promptly repair and restore the Building and/or the Premises to substantially the same condition that existed immediately prior to the Date of Taking, wear and tear only excepted (and Landlord shall have no obligation to repair or restore Tenant's improvements to the Premises or Tenant's property), except for the part taken, so as to render the Building as complete an architectural unit as practical, but only to the extent of the condemnation award actually received by Landlord for the damage.

7.3   Award.

Landlord reserves all rights to damages and awards paid because of any Partial or Total Taking of the Premises or the Building.  Tenant assigns to Landlord any right Tenant, if any, may have to the damages or award.  Further, Tenant shall not make claims against Landlord or the condemning authority for damages.  Notwithstanding the above, Tenant may pursue a separate claim against the condemning authority for the value of Tenant's moving expenses, business dislocation damages, Tenant's personal property, equipment and Trade Fixtures and any other award that would not reduce the award payable to Landlord.

Section 8.  Assignment and Subletting.

8.1   Transfers.

Except as specifically set forth below in this Section 8, Tenant shall not: (a) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it; (b) allow to exist or occur any transfer of or lien upon this Lease or Tenant’s interest herein by operation of law or otherwise or (c) sublet all or any portion of the Premises (individually or collectively, all of such items in clauses (a) through (c), are referred to as a “Transfer”), without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned, or delayed.  Tenant shall provide written notice of a proposed Transfer to Landlord at least 30 days prior to such proposed Transfer setting forth the details of the proposed Transfer.  Landlord’s withholding of consent shall be deemed reasonable if (1) the Premises, or any portion of the Premises, will be used (A) for a use other than the Permitted Use permitted under this Lease, (B) in a manner which is not in keeping with the then standards of the Building, (C) in a manner which conflicts with any exclusive use rights granted to any other tenant of the Building, and (D)

in Landlord’s reasonable opinion, in a manner which materially increases parking or occupancy loads; (2) the transferee does not have, in Landlord’s sole discretion, reasonable financial worth in light of the responsibilities involved; (3) Tenant is in default at the time it makes its request; (4) the transferee is a tenant or currently negotiating a lease with Landlord in the Building; and (5) the rent to be paid by the transferee is not less than the Rent paid by Tenant for such space and is not less than 85% of the rental rate then being offered by Landlord for similar space in the Building.

8.2   Assignment and Subletting.

Notwithstanding anything to the contrary in Section 8.1 above, provided no Event of Default then exists hereunder, Tenant shall have the right to assign its interest in this Lease or sublet all or a portion of the Premises without obtaining Landlord’s consent or approval if (i) such assignment is done in connection with a merger, reorganization, consolidation or other similar transaction involving substantially all of the assets of Tenant where the net worth of the surviving entity assuming this lease is equal to or greater than the net worth of Tenant as of the date hereof, or (ii) such assignment or sublease is to anyone that is and remains an Affiliate (defined below) throughout the Lease Term (a “Permitted Transfer”). Although Landlord’s consent to the foregoing is not required, such assignment or sublease shall not be permitted unless (i) Tenant provides Landlord with written notice of such event, together with (a) true and complete copies of the documents evidencing such assignment or sublease (including the assignment and sublease documents), and (b) reasonable financial information certified by an independent public accountant showing that the financial condition of the transferee is the same or better than the financial condition of Tenant at the time of the Assignment and the Effective Date, not less than ten (10) days prior to the effectiveness of such assignment or sublease and (ii) such assignment or sublease complies in advance with all of the terms and conditions required by this Agreement for a permitted assignment or sublease.  For purposes hereof, an “Affiliate” of any entity shall mean any other entity, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person or entity and “control” shall mean the direct or indirect power to direct the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

8.3   Tenant to Remain Obligated.

Unless Landlord expressly agrees in writing to the contrary, any Transfer shall not operate to relieve Tenant from any covenant, liability or obligation hereunder (whether past, present or future), including, without limitation, the obligation to pay Rent.  Landlord’s consent to a Transfer shall not be deemed to be a consent to any subsequent Transfer.  Tenant shall remain liable under this Lease as a principal and not as a surety.

8.4   Assignee to Assume Obligations.

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder from and after the date of assignment and agree to comply with and be bound by all of the terms, provisions and conditions of this Lease. Such assumption shall be evidenced in a written instrument satisfactory to Landlord, the execution form of which shall be furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment.  If Tenant shall sublease the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant that it shall comply with and be bound by all of the terms, provisions and conditions of this Lease and that it will attorn to Landlord, at Landlord’s option and written request, in the event this Lease terminates before the expiration of the sublease.

8.5   Change of Control.

Any transfer (including, without limitation, any dissolution, merger, consolidation or other reorganization of Tenant (but excluding the transfer or exchange of any publicly traded stock ) or any issuance, sale, gift, transfer or redemption,  of any capital stock of Tenant or other interest in Tenant (whether voluntary, involuntary or by operation of law), or any combination of the foregoing affecting the direct or indirect power  to affect the management or policies of  Tenant or any direct or indirect change in fifty percent (50%) or more of  the ownership interest in Tenant shall constitute a Transfer subject  to the provisions  of this Section 8.

8.6   Event of Default.

Any Transfer without Landlord’s prior written consent shall be of no effect and shall, at the option of Landlord, constitute an Event of Default under this Lease without any further notice or cure period.

8.7   Transfer Premium.

Unless Landlord expressly agrees to the contrary, Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as additional item of Rent, fifty percent (50%) of all amounts received by Tenant from such assignee or subtenant in excess of the amounts payment  by Tenant to Landlord under this Lease (the "Transfer Premium") which shall include all Rent or other consideration of any type whatsoever payable by Tenant under this Lease, minus any reasonable market leasing commissions, paid by Tenant in connection with the assignment or sublease.

8.8           Administrative and Attorneys’ Fees.

If Tenant effects any Transfer or requests the consent of Landlord to any Transfer, then with respect to each separate Transfer submission, Tenant shall, within fifteen (15) days of demand, pay Landlord a non-refundable administrative fee of One Thousand Dollars ($1,000.00) (“Administrative Fee”), plus any reasonable attorneys' and paralegal fees and costs incurred by Landlord in connection with such Transfer or request for consent (whether attributable to Landlord's in-house attorneys or paralegals or otherwise).  Acceptance of the Administrative Fee and/or reimbursement of Landlord's attorneys' and paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

Section 9.  Signage.

9.1   Signage.

Tenant shall not place any sign upon the exterior of the Premises or any other part of the Building, except that Tenant may, with Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), install (but not on the roof of the Building) such signs as are reasonably required to advertise Tenant’s own business, so long as such signs are in a location designated by Landlord (in its sole and absolute discretion) and are in full compliance with the Rules and Regulations (as the same may be amended by Landlord in its sole and absolute discretion) and Governmental Regulations (“Tenant’s Signs”).  Any costs and expenses of installation, repair, maintenance, replacement and removal shall be borne exclusively by Tenant.  Unless otherwise expressly agreed to by Landlord (in its sole and absolute discretion), Landlord hereby reserves all rights to the use of the roof of the Building, and the right to install advertising signs on the Building, including the roof thereof, which do not unreasonably interfere with the conduct of the Tenant’s business.  Landlord shall be entitled to any and all revenues from such advertising signs.

Notwithstanding anything in this Section 9.1 to the contrary, Tenant shall be permitted to maintain a Tenant Sign on the property monument signage in size and location determined by Landlord.  In addition, Tenant shall be permitted to install and maintain signage on the Building above the entrance to the Premises.  The dimensions of Tenant’s building signage may not exceed six feet by two feet (6’ x 2’).  The form and design of the signage will be subject to the reasonable prior approval by Landlord after reviewing the proposed sign with Tenant.  Tenant shall be solely responsible for all costs associated with installing, maintaining, and removing the signage on the Building and property monument including compliance with all Governmental Regulations.

Section 10.  Defaults and Remedies.

10.1   Events of Default.

In addition to any Events of Default set forth elsewhere in this Lease, each of the following shall constitute an event of default (an “Event of Default”) hereunder:

(A)   Rent.  If Tenant fails to pay Rent within five (5) days of the due date or any other payment required to be made by Tenant hereunder within five (5) days of the due date; or

(B)   Insurance.  If Tenant fails to maintain the insurance required to be maintained by Tenant hereunder and fails to correct such failure to maintain within the time period set forth in Section 4.3 hereof; or

(C)   Abandonment. Tenant abandons all or a material portion of the Premises for a period of ten (10) consecutive days or more without first obtaining the prior written consent of Landlord; or

(D)   Bankruptcy. One of the following occurs:

(1)           Tenant or any guarantor of this Lease commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for Tenant or any guarantor of this Lease or for any substantial part of its respective property, or any such proceeding is commenced against Tenant or any guarantor of this Lease and either remains undismissed for a period of sixty (60) days or results in the entry of an order for relief against Tenant or any guarantor of this Lease which is not fully stayed within thirty (30) days after entry; or

(2)           Tenant or any guarantor of this Lease becomes insolvent or bankrupt, does not generally pay its respective debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors; or

(3)           Any third party obtains a levy or attachment under process of law against Tenant’s leasehold interest or other property or assets or  any property or assets of any guarantor; or

(E)   Estoppel Certificate.  Tenant’s failure to deliver to Landlord an executed estoppel certificate pursuant to the terms of Section 20; or

(F)   Tenant’s Representations.  Any representation or warranty made by Tenant or any guarantor in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect; or

(G)   SNDA.  Tenant’s failure to deliver to Landlord an executed subordination, non-disturbance and attornment agreement or the other confirmation, instrument or certificate pursuant to the terms of Section 12; or

(H)   Other Defaults. If Tenant shall be in default under any other provision of this Lease (other than those specified above) and shall remain so for a period of thirty (30) days after Landlord has provided written notice to Tenant of such default, provided that if any such default cannot reasonably be remedied by Tenant within thirty (30) days after written notice of default, then Tenant shall have such additional time as shall be reasonably necessary to remedy such default (but in no event longer than ninety (90) days), provided that during such time Tenant is continuously and diligently pursuing the remedy necessary to cure such default.

10.2   Landlord’s Remedies.

Upon the occurrence of an Event of Default, Landlord may, without further notice to Tenant, and in addition to and not in lieu of, any other rights or remedies available to Landlord at law or in equity, exercise any one or more of the following rights:

(A)   Give Tenant written notice of Landlord's intention to terminate this Lease on the date such notice is given or on any later date specified therein, whereupon, on the date specified in such notice, Tenant's right to possession of the Premises shall cease and this Lease shall thereupon be terminated; provided, however, that all of Tenant's obligations, including, but not limited to, payment of the amount of Base Rent and other obligations reserved in this Lease for the balance of the Lease Term, shall immediately be accelerated and due and payable; or

(B)   Re-enter and take possession of the Premises or any part thereof and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be reasonably necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions.  Should Landlord elect to re-enter the Premises as provided in this Section 10.2 or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its discretion, may determine, and Landlord may collect and receive the rents therefor.  Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon such reletting.  No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant.  No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so stated.  Landlord reserves the right following any such re-entry and/or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event, this Lease will terminate as specified in said notice.

(C)   If Landlord terminates this Lease or ends Tenant’s right to possess the Premises without terminating this Lease pursuant to this Section 10.2 (in either case, the effective date of such event shall be the “Termination Date”), Tenant shall be liable to Landlord for the following (subject to Landlord’s obligation to mitigate its damages in accordance with applicable law):

        (i)           The worth at the Termination Date of any Rent which was due and unpaid as of the Termination Date; plus

        (ii)           The worth at the Termination Date of the amount by which the unpaid Rent for the balance of the Lease Term after the Termination Date exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

        (iii)           Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom, including, without limitation, attorneys’ fees; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Building and removal (including any damage caused by such removal) and storage or disposal of Tenant’s personal property, equipment, fixtures; and any other refurbishment or improvement allowance or other costs or economic concessions provided, paid, granted or incurred by Landlord pursuant to this Lease.  The unamortized cost of such concessions shall be determined by taking the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Lease Term not yet elapsed as of the date on which this Lease is terminated, and the denominator of which is the total number of months of the Lease Term.

        As used in Subsections 10.2(C)(i), the “worth at the time of award” is computed by allowing interest at the Interest Rate.  As used in Subsection 10.2(C)(ii), the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank at the time of award plus one percent (1%).  The foregoing damages shall be due and payable immediately upon demand by Landlord and shall bear interest at the Interest Rate (unless otherwise provided in this Lease) until paid.  Landlord shall not be required to give Tenant notice of its elections under this Section 10.2.

10.3   Remedies Cumulative.

Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect.  In addition to the other remedies in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted violation of any of the provisions of this Lease.  To the extent allowed by applicable law, the exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.  Except as provided to the contrary in this Lease, Tenant hereby waives, so far as permitted by law, for and on behalf of itself and all persons claiming through and under Tenant (including any leasehold mortgagee or other creditor), the service of any notice of intention to re-enter provided for in any Governmental Regulations or any other statute, law, rule or regulation (now existing or hereafter enacted).

10.4   Landlord’s Defaults and Tenant’s Remedies.

Landlord shall not be in default hereunder unless Landlord fails to observe or perform any material covenant, agreement or obligation to be performed by Landlord under this Lease, and such failure continues (subject to the next sentence) for thirty (30) days after written notice thereof by Tenant to Landlord; provided however, if such default is of a nature that prevents Tenant from using the Premises as is reasonably necessary to carry out the business of Tenant, then the period within which Landlord shall be obligated to cure or remedy such default shall be five (5) days. If any default by Landlord cannot reasonably be remedied within the respective thirty (30) or five (5) day periods set forth above after Landlord has received written notice of such default from Tenant and is diligently attempting to remedy such default, then Landlord shall have such additional time as shall be reasonably necessary to remedy such default, provided that during such time Landlord is continuously and diligently pursuing the remedy necessary to cure such default, before Tenant may exercise its rights hereunder. Subject to the terms of Section 12.4, in the event Landlord fails to cure a default as provided above, Tenant shall have the right (so long as no Event of Default exists with respect to Tenant) to exercise such rights and remedies to which it may be entitled at law or in equity upon such default of Landlord except to the extent expressly limited by this Lease; provided, however, that in no event shall Tenant have the right to seek and Landlord shall not be liable for any consequential or punitive damages or interruption or loss of business, income or profits.  Tenant hereby waives all claims against Landlord for any loss of business or income for any damage to any property in or about the Building, and for injury to or death of any persons, regardless of the cause of any such loss or event (including negligence) or time of occurrence.

Section 11.  Covenant of Title and Quiet Enjoyment.

Landlord covenants that it has full right and power to execute this Lease (with any consents, if necessary, having been obtained) and to grant the estate demised herein and that Tenant, on payment of the Rent and performance of the covenants and agreements set forth herein, shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or in anyway appertaining thereto during the Lease Term without interruption or hindrance of any person claiming through Landlord, subject to the terms and conditions of this Lease and any mortgage, deed of trust or agreement to which Landlord’s interest in this Lease is subordinate pursuant to Section 12.1 below or otherwise under the Lease.

Section 12.  Subordination.

12.1   Subordination.

Tenant covenants and agrees with Landlord that this Lease is subject and subordinate to any mortgage, deed of trust, ground lease and/or security agreement which may now or hereafter encumber the Building or any interest of Landlord therein, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof.  This clause shall be self-operative, and no further instrument of subordination need be required by any owner or holder of any such ground lease, mortgage, deed of trust or security agreement.  In confirmation of such subordination, however, at Landlord's written request, Tenant shall execute a subordination, non-disturbance and attornment agreement that Landlord or an Interest Holder (defined below) may request within ten (10) days after being requested by Landlord to do so.  In the event of the enforcement by the ground lessor, the mortgagee, the trustee, the beneficiary or the secured party (any such party being herein referred to as "Interest Holder") under any such ground lease, mortgage, deed of trust or security agreement (such documents being referred to herein as "Mortgage Documents") of the remedies provided for by law or by such ground lease, mortgage, deed of trust or security agreement, Tenant, upon written request of the Interest Holder or any person or party succeeding to the interest of Landlord as a result of such enforcement, will attorn to and automatically become the tenant of such Interest Holder or successor in interest without any change in the terms or other provisions of this Lease; provided, however, that such Interest Holder or successor in interest shall not be bound by (i) any payment of Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (ii) any amendment or modification of this Lease made without the written consent of such Interest Holder or such successor in interest.  Upon request by such Interest Holder or successor in interest, whether before or after the enforcement of its remedies, Tenant shall execute and deliver an instrument or instruments confirming and evidencing the attornment herein set forth.

12.2   Non-Disturbance Agreement.

At Tenant’s request, Landlord agrees, upon written request by Tenant, to use commercially reasonable efforts to obtain from the Interest Holder a non-disturbance agreement with Tenant, in a form satisfactory to the Interest Holder stating that Tenant's right to the continued use and possession of the Premises shall be under the same terms and conditions as set forth in this Lease provided that at such time no Event of Default shall have occurred and be continuing.  "Commercially reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Interest Holder.  Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

12.3   Subordination of Mortgage Documents.

Notwithstanding anything to the contrary set forth in Section 12.1, above, any Interest Holder may at any time subordinate its lien to this Lease in whole or in part, without any need to obtain Tenant's consent, and without regard to their respective dates of execution, delivery or recordation.  In that event, to the extent set forth in such document, the Interest Holder shall have the same rights with respect to this Lease as would have existed if this Lease had been executed, and a memorandum thereof recorded, prior to the execution, delivery and recordation of the mortgage or deed of trust.  In confirmation of such subordination, however, Tenant shall execute any appropriate certificate or instrument that Landlord or the Interest Holder may request within ten (10) days after being requested to do so.

12.4   Security Deposit.

     Interest Holder or purchaser shall be responsible for the return of any security deposit and rent voluntarily paid in advance by Tenant only to the extent the security deposit or rent is received by such Interest Holder or purchaser.

12.5           Notice and Right to Cure.

Tenant shall send by registered or certified mail to any Interest Holder that shall have notified Tenant in writing that it is the holder of such interest in or lien upon the Premises, a copy of any notice of default sent by Tenant to Landlord.  If Landlord fails to cure such default within the required time period under this Lease, but Interest Holder begins to cure within twenty (20) days after such period and proceeds diligently to complete such cure, then the ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

Section 13.  Indemnification From Third Party Claims

13.1   Tenant’s Indemnity.

Except to the extent caused by the negligence or willful misconduct of Landlord, Tenant shall indemnify and save Landlord, Landlord’s mortgagee, deed of trust trustee and beneficiary, and Landlord’s agents, contractors, subcontractors, employees, shareholders, directors, officers, affiliates, subsidiaries, successors and assigns (“Landlord Related Parties”) harmless from and against all penalties, claims, costs, demands, damages, losses, expenses (including reasonable attorneys’ fees), suits or liabilities of whatsoever nature (collectively, “Claims”) brought by third parties and that arise from Tenant’s or its subtenant’s, assignee’s, agent’s, licensee’s, contractor’s, subcontractor’s, concessionaire’s or employee’s (herein, Tenant and such other parties are collectively referred to as the “Tenant Parties”) use and occupancy of the Premises and the Building, the conduct of Tenant’s business, any breach or Event of Default by Tenant, or from any other activity, work or thing, act, omission or neglect done, permitted or suffered by Tenant or the Tenant Parties in or about the Premises and the Building (including violations of Governmental Regulations).  If any such proceeding is filed by a third party against Landlord or any such indemnified party, Tenant agrees to defend Landlord or such party in such proceeding at Tenant’s sole cost, by legal counsel reasonably satisfactory to Landlord and such indemnified party, if requested by Landlord. In no event shall Tenant be obligated to indemnify Landlord or any of the other parties identified above for any willful or negligent act or omission of Landlord or such other party.

13.2   Landlord’s Indemnity.

Except for Claims covered by Tenant’s indemnity pursuant to Section 13.1, Landlord shall indemnify and save Tenant and Tenant’s agents, contractors, subcontractors, employees, shareholders, directors, officers, affiliates, subsidiaries, successors and assigns (“Tenant Related Parties”) harmless from and against all Claims brought by third parties and that arise from Landlord’s or its agent’s, gross negligence or willful misconduct in the operation of the Building.  If any such proceeding is filed by a third party against Tenant or any such indemnified party, Landlord agrees to defend Tenant or such party in such proceeding at Landlord’s sole cost, by legal counsel reasonably satisfactory to Tenant and such indemnified party, if requested by Tenant. In no event shall Landlord be obligated to indemnify Tenant or any of the other parties identified above for any willful or negligent act or omission of Tenant or such other party.

13.3   Survival.

The provisions of this Section 13 shall survive the expiration or termination of this Lease.

Section 14.  Surrender.

Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Premises to Landlord broom clean and free of debris and otherwise in the condition in which the Premises are required to be maintained by the terms of this Lease, reasonable wear and tear and damage by casualty which Tenant is not obligated to restore under this Lease excepted.  Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of Rent and shall inform Landlord of the combinations to all locks, safes and vaults in the Premises.  Tenant shall, at its expense, remove from the Premises on or prior to expiration or earlier termination of this Lease (i) all furnishings, fixtures and equipment situated thereon, (ii) those Alterations that Tenant is required to remove pursuant to Section 3.3 hereof, and (iii) those items of personalty that Tenant brings into the Premises.  Tenant shall not remove any equipment, conduits, fixtures, water, plumbing, electrical, heating, ventilation, air conditioning, lighting, life safety, sprinkler and sewer service to the Premises, (except to the extent such item is an Alteration and Tenant is required to remove the same pursuant to Section 3.3 hereof), all of which together with any other furnishings, fixtures and equipment not removed by Tenant as provided above, shall become the property of Landlord upon the expiration or earlier termination of this Lease and shall be conclusively presumed to have been conveyed to Landlord under this Lease via a bill of sale without further payment or credit by Landlord to Tenant. In addition, Tenant shall, at its expense, on or prior to such expiration or earlier termination of this Lease, repair any damage caused by such removal. Any property not so removed that Landlord requires to be removed, may be removed by Landlord and stored and/or retained or sold by Landlord  and all the costs of such removal, storage and disposition as well as the cost of repairing any damage caused by such removal, shall be borne by Tenant.  Tenant’s obligation under this paragraph shall survive the expiration or earlier termination of this Lease with respect to any claims brought by Landlord within five (5) years of such expiration or termination.

Section 15.  Hazardous Materials.

15.1   Hazardous Substances.

(a)           Definitions. As used in this Lease, the term “Hazardous Substance” shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises or the Building, is (i) potentially injurious to the public health, safety or welfare, the environment or the Premises or the Building, (ii) regulated or monitored by any governmental authority, (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory, or (iv) is defined as “hazardous” or “extremely hazardous” under any Governmental Regulations.  Hazardous Substances shall include, but not be limited to, PCB’s hydrocarbons, petroleum, gasoline, asbestos and/or crude oil or any products, by-products or fractions thereof.  As used in this Lease, the term “Reportable Use” shall mean (i) the installation or use of any above ground storage tank, (ii) the generation, possession, storage, use, transportation, release or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises or the Building of a Hazardous Substance with respect to which any Governmental Regulations require that a notice be given to persons entering or occupying the Premises, the Building, or neighboring properties.

(b)           Reportable Uses and Hazardous Substances Require Consent.  Tenant shall not engage in any activity in or on the Premises or the Building which constitutes a Reportable Use of Hazardous Substances, nor shall Tenant or Tenant Parties generate, possess, store, use, release or dispose of any Hazardous Substances in, on, under or about the Premises or the Building, without the express prior written consent of Landlord, which consent shall not be unreasonably withheld, or delayed and shall be conditioned on, among other factors, Tenant’s timely compliance (at Tenant’s expense) with all Governmental Regulations and reasonable conditions requested by Landlord.  In addition, Landlord may condition its consent to any Reportable Use upon receiving such reasonable additional assurances as Landlord reasonably deems necessary to protect itself, the public, the Premises, the Building, and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before the expiration or termination of this Lease) of protective modifications (such as concrete encasements).

(c)           Duty to Inform Landlord.  If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance (other than Permitted Hazardous Substances and common cleaning products in appropriate quantities) has come to be located in, on, under or about the Premises or the Building, Tenant shall immediately give written notice of such fact to Landlord, and promptly provide Landlord with a copy of any report, notice, claim or other documentation which is has concerning the presence of such Hazardous Substance.

(d)           Tenant Remediation.  Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises or the Building (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant’s sole cost and expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the Building or neighboring properties, (i) that was caused by Tenant, or (ii) pertaining to or involving any Hazardous Substance brought onto the Building or any portion thereof by or for Tenant, or (iii) pertaining to or involving any Hazardous Substance brought onto the Premises by Tenant or any Tenant Parties during the term that Tenant had possession of the Premises or any portion thereof (collectively, the “Tenant Liabilities”).  Tenant shall be solely responsible for the remediation of any condition concerning any Hazardous Substance in, on, under or about the Premises or the Building to the extent required under this Section 15.1, but only to the extent constituting Tenant Liabilities.

(e)           Investigations and Remediations.  Tenant shall have responsibility and shall pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the Tenant Liabilities.  Tenant shall cooperate fully in any such activities at the request of Landlord, including allowing Landlord and Landlord’s agents to have reasonable access to the Premises at reasonable times in order to carry out any investigative and remedial actions which Landlord may elect to do.

15.2   Tenant’s Compliance with Governmental Regulations.  Tenant shall obtain, maintain and strictly comply with, at Tenant’s sole cost and expense, any and all Governmental Regulations related to Tenant’s generation, possession, storage, use, release or disposal of any Hazardous Substance in or about the Premises, the Building or the Building (if the same is permitted under this Lease), including without limitation, (i) all Environmental Protection Agency identification numbers, (ii) all air, wastewater, sewer and other permits and governmental approvals, and (iii) all permits and governmental approvals related to Tenant’s use of the Premises and the Common Areas.  Except as otherwise provided in this Lease, Tenant shall, at Tenant’s sole expense, fully, diligently and in a timely manner comply with all requirements of any applicable fire insurance underwriter or rating bureau, and the reasonable recommendations of Landlord’s engineers and/or consultants which relate to the use of Hazardous Substances in the Premises or the Building, without regard to whether said requirements are now in effect or become effective after the Commencement Date.  Tenant shall, within ten (10) business days after receipt of Landlord’s written request, provide Landlord with copies of all permits and other documents in Tenant’s possession or control, evidencing Tenant’s compliance with any Governmental Regulations specified by Landlord, and shall immediately upon receipt by Tenant, notify Landlord in writing (and immediately provide to Landlord copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Tenant or the Premises to comply with any Governmental Regulations or the provisions of this Section 15.

15.3   Inspection; Compliance.  Landlord and Landlord’s Lender and consultants shall have the right to enter the Premises at reasonable times upon at least two (2) business days’ prior written notice (except in the event of an emergency, when no notice need be given) to Tenant for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Section 15; provided, however, no notice shall be required for entry to the Premises (a) in the event of an emergency, (b) for scheduled janitorial services, or (c) by the on-site employees or agents of Landlord or Landlord’s property manager.

15.4   Tenant Indemnification.  Tenant shall indemnify, defend and hold harmless each of Landlord, Landlord Parties, and Landlord’s shareholders, directors, officers, affiliates, subsidiaries, successors and assigns from and against any and all damages, losses, liabilities, judgments, claims, causes of action, demands, expenses, costs, fines, penalties, and attorneys’ and consultants’ fees arising out of or involving (i) any Hazardous Substance in, on, under or about the Premises or the Building that was caused by Tenant, or (ii) pertaining to or involving any Hazardous Substance brought onto the Building or any portion thereof by or for Tenant, or (iii) pertaining to or involving any Hazardous Substance brought onto the Premises with the knowledge or consent of Tenant during the term that Tenant had possession of the Premises or any portion thereof.  Tenant’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.  No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless Landlord specifically agrees thereto in writing at the time of such agreement and such agreement specifically identifies this Section 15.4 of this Lease.

Section 16.  Holding Over.

If Tenant remains in occupancy of any portion of the Premises after the expiration of the Lease Term, Tenant shall become a month to month tenant upon all terms of this Lease as might be applicable to such month to month tenancy, except that Tenant shall pay Base Rent and Additional Rent at a rate equal to (i) 150% of the rate effective immediately prior to such holdover for the first two (2) months of such holdover, and (ii) 200% beginning with the third (3rd ) month of such holdover.  If Tenant holds over for more than two (2) months, and if Landlord so elects by written notice to Tenant, such holdover shall constitute a renewal of this Lease for a period of one (1) year, at the greater of (i) 200% of Base Rent payable during the last calendar month of the Lease Term and (ii) the then current market rate, as determined by Landlord in its sole discretion.  The foregoing shall not be construed as giving Tenant the right to remain in possession of the Premises after expiration of the Lease Term, and Tenant will pay to Landlord, upon request, all damages that Landlord may suffer on account of Tenant's failure to surrender possession as and when aforesaid and will indemnify Landlord against all liabilities, costs and expenses (including all reasonable attorneys' fees and costs if any) arising out of Tenant's delay in so delivering possession, including claims of any succeeding tenant. No acceptance of Rent payable pursuant to this Section 16 by Landlord shall be construed to extend the Lease Term or operate as a waiver of Landlord’s right to regain immediate possession of the Premises by summary proceedings or any other remedy.

Section 17.  Intentionally Deleted.

Section 18.  Notices

Any notice which either party is required or may desire to give to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, or by Federal Express or similar generally recognized overnight courier regularly providing proof of delivery, addressed to the parties as set forth in the preamble to this Lease (subject to the right of any party to designate a different address for its receipt of notices hereunder within the 48 contiguous continental United States of America by notice duly given). Any notice so given shall be deemed to have been given as of the first to occur of (i) actual delivery, (ii) if mailed, the second business day after being deposited in the U.S. Mails, proper postage prepaid, addressed as provided above, or (iii) if sent by overnight courier, on the first business day after being delivered to such courier with all charges for overnight delivery having been prepaid.

Section 19.  Broker’s Representation.

Landlord has agreed to pay to Michael Crane of Jones Lang LaSalle Americas, Inc. ("Landlord's Broker") and to Charlie Lodge of Ecospace Commercial, (“Tenant’s Broker”) real estate brokerage commissions as set forth in separate commission agreements between Landlord and Landlord's Broker and Landlord and Tenant's Broker, respectively.  Landlord and Tenant hereby represent and warrant each to the other that they have not employed any other agents, brokers or other such parties in connection with this Lease, and each agrees that they shall hold the other harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party.  The representations and modifications set forth in this Section 19 shall survive the cancellation or termination of this Lease.

Section 20.  Estoppel Certificates.

Within ten (10) days after request by Landlord, Tenant shall execute and deliver to Landlord a written certificate substantially in the form attached hereto as Exhibit G.

Section 21.  Limitation of Liability.

Any liability of Landlord under this Lease shall be limited solely to Landlord’s equity in the Building, and in no event shall personal liability be asserted against Landlord in connection with this Lease, nor shall any recourse be had to any other property or assets of Landlord or against any property or assets of any of Landlord Parties. If Landlord shall at any time transfer its interest in the Building or this Lease, Landlord shall be released of any obligations occurring after such transfer, and Tenant shall look solely to Landlord’s successors for performance of such obligations.

Section 22.  Unrelated Business Income.

If Landlord is advised by its counsel at any time that any part of the payments (other than Base Rent and Additional Rent) by Tenant to Landlord under this Lease, as it may be amended from time to time, may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, as each of the same may be amended, then Tenant shall enter into any reasonable amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

Section 23.  ERISA.

Tenant represents and warrants that it is not and is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of any such employee benefit plan or plans.

Section 24.  Rights Reserved to Landlord.

The following rights, exercisable without notice and without affecting any of Tenant’s obligations under this Lease, are all reserved by Landlord: (1) upon reasonable notice, to exhibit the Premises at reasonable hours to prospective purchasers, and mortgagees of the Building and, in the final nine (9) months of the Lease Term, to prospective tenants; (2) to enter the Premises after reasonable notice (except in the event of an emergency, when no notice need be given) at reasonable hours for reasonable purposes, including inspection, the provision of services and the performance of the obligations of Landlord hereunder; (3) to regulate access to telephone, electrical and other utility lines and closets in the Building and to require use of designated contractors for any work involving access to the same; (4) to approve, in its discretion and prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building; (5) to approve the weight, size, placement and time and manner of movement within the Premises and the Building of any safe or other heavy article of Tenant’s personal property, without any liability on account of such approval; (6) make changes to the design and layout of the Building, including, without limitation, changes to driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, and parking areas (subject to the terms of Exhibit I); (7) use or close temporarily the Common Areas and/or other portions of the Building while engaged in making improvements, repairs and alterations to the Building or any portion thereof; and (8) perform such other acts and make such other changes with respect to the Building, as Landlord may, in the exercise of good-faith, reasonable business judgment, deem to be appropriate or desirable.

Section 25.  Security Deposit.

Concurrent with its execution of this Lease, Tenant shall deposit with Landlord an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000.00) (the “Security Deposit”) which sum shall be held by Landlord, without interest, as security for the performance by Tenant of its obligations under this Lease.  Provided that (a) Tenant has not committed a Default hereunder, and (b) all Rent payments made by Tenant were received by Landlord on or before the due date during the prior twelve (12) month period, on the commencement of the thirteenth (13th) full month of the Term, and thereafter on the one year anniversary of such date, upon written request of Tenant, Landlord shall return one-quarter (1/4) of the original amount of the Security Deposit to Tenant until the Security Deposit is in the amount of Zero Dollars ($0.00). The Security Deposit is not an advance payment of Rent or a measure of Landlord’s damages in the event of a default by Tenant. If at any time during the Lease Term, Tenant fails to pay when due Rent or any other sums owed by Tenant hereunder (after the expiration of applicable notice and cure periods, if any), then Landlord may at its option apply any portion of the Security Deposit to the payment of such overdue sums.  If Tenant defaults under any other obligation of Tenant under this Lease (after the expiration of applicable notice and cure periods, if any), then Landlord, in its sole and absolute discretion, may apply as much of Security Deposit as necessary, to compensate Landlord for loss, cost or damage incurred or sustained by Landlord as the result of such default (including, without limitation, the cost incurred by Landlord to remedy such default and including any interest accrued in connection with any overdue sums).  If any portion of the Security Deposit is applied by Landlord as provided herein, Tenant shall, upon demand, remit to Landlord an amount sufficient to restore the Security Deposit to the amount existing prior to Landlord’s application of such Security Deposit. Tenant’s failure to remit such amount within ten (10) days of demand shall constitute an Event of Default under this Lease. Landlord shall remit to Tenant any balance of the Security Deposit remaining at the expiration or termination of the Lease.

In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall transfer the Security Deposit to such purchaser, in which event Tenant shall look only to the new Landlord for the return of the Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit.  Tenant agrees that the provisions of this Section 25 shall govern the treatment of Tenant’s Security Deposit in all respects under this Lease.

Section 26.  Other Matters.

26.1   Captions.

Captions of this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions hereof.

26.2   Partial Invalidity.

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

26.3   Entire Agreement.

All understandings and agreements, oral or written, previously made between the parties are merged into this Lease and this Lease fully and completely expresses the agreement between Landlord and Tenant. Tenant expressly agrees and acknowledges that neither Landlord nor the Landlord Parties has made any representations or warranties concerning the Premises or the Building except those expressly set forth in this Lease and Tenant is not relying on any express or implied representation or warranty except those expressly set forth herein. This Lease cannot be amended or modified except by a written instrument executed by Landlord and Tenant.

26.4   Governing Law.

This Lease shall be governed by and construed in accordance with the internal laws of the State of Colorado.

26.5   Successors and Assigns.

Subject to Section 8 and Section 12, the conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

26.6   Waiver.

No failure by either party to exercise, or delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

26.7   Litigation and Arbitration Costs.

If, on account of any breach or default by Tenant in its respective obligations under the terms and conditions of this Lease, it shall become reasonably necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of its rights or remedies arising under this Lease or to collect any sums due, the unsuccessful party agrees to pay all reasonable costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs.  In the event of any litigation or arbitration between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation or arbitration shall pay to the successful party all costs and expenses, including reasonable attorneys’ fees, incurred by the successful party therein.

26.8   Counterparts.

This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

26.9   Accord and Satisfaction.

No payment by Tenant or receipt by Landlord of a lesser amount than the Rent stipulated herein shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction. Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy in this Lease.

26.10   Time of the Essence.

Time is of the essence of each provision of this Lease.

26.11   No Presumption Against Drafter.

Landlord and Tenant understand, agree, and acknowledge that this Lease has been freely negotiated by both parties; and in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

26.12   Access.

During non-Business Hours, Landlord may restrict access to the Building and access shall be gained by use of a key or other device to the outside doors of Building. Landlord may from time to time establish controls for the purpose of regulating access to and use of the Building; provided, however, Landlord does not warrant the efficacy of any such controls or any personnel, services, procedures or equipment employed to implement such control and Landlord shall not be responsible or liable in any manner for failure of any such personnel, services, procedures or equipment to prevent or control, or apprehend anyone suspected of, personal injury or property damage in, on or around the Building. Tenant shall abide by all such regulations so established.  Tenant shall have access to the Premises seven (7) days a week, twenty-four (24) hours a day.

26.13   WAIVER OF TRIAL BY JURY:

UNLESS PROHIBITED BY LAW, EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE.  EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURTS LOCATED IN THE DISTRICT WHERE THE PROJECT IS LOCATED, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

26.14   Areas Excluded From Demise.

The exterior walls of the Premises and the area beneath the finished floor of the Premises as well as the area above the finished ceiling level of the Premises are not demised hereunder, and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, heating, ventilating, cooling, plumbing, electrical and other systems as well as structural elements leading through or a part of the Premises in locations that will not materially interfere with Tenant’s use thereof are hereby reserved unto Landlord.

26.15   Rubbish.

No trash or garbage shall be stored in the Premises for in excess of twenty-four (24) hours and all trash or garbage shall be disposed of in containers or areas designated from time to time by Landlord. Tenant shall separate all recyclable items to the extent reasonably practical taking into account the cost so as to comply with any recycling efforts which may be undertaken from time to time by applicable governmental authorities, by the Landlord with respect to the Building or by the provider of the trash removal services.

26.16   Due Authorization.

Tenant hereby covenants, warrants and represents that: (1) the individual executing this Lease on its behalf is duly authorized to execute and deliver this Lease in accordance with the organizational documents of Tenant; (2) this Lease is binding upon Tenant; (3) Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Building is located; and (4) the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. Landlord hereby covenants, warrants and represents that: (1) the individual executing this Lease on its behalf is duly authorized to execute and deliver this Lease in accordance with the organizational documents of Landlord; (2) this Lease is binding upon Landlord; (3) Landlord is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Building is located; and (4) the execution and delivery of this Lease by Landlord will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Landlord is a party or by which Landlord may be bound.

26.17   Tenant Financials.

If Tenant’s financial information is not publicly available, upon request from Landlord from time to time, Tenant shall provide Landlord, within ten (10) days’ after receipt of written notice from Landlord, with copies of (i) Tenant’s most recent audited financial statements (including Balance sheet and income statement) (ii) Tenant’s must current year to date unaudited (or audited if available) financial statements (including Balance sheet and income statement) and (iii) and such other financial information regarding Tenant’s financial status as may be reasonably requested by Landlord. Notwithstanding anything herein to the contrary, any information provided hereunder by Tenant shall be kept confidential by Landlord and Landlord’s lender or prospective purchaser and, upon request by Tenant, such parties shall execute a commercially reasonable confidentiality agreement as a condition to receiving Tenant’s financial statements.

26.18   Force Majeure.

Both Landlord and Tenant shall be excused from performing their obligations or undertakings provided in this Lease, in the event, but only so long as the performance of any such obligations are prevented or delayed, retarded or hindered by an event of Force Majeure.

26.19   No Recording.

Neither this Lease nor any memorandum thereof shall be recorded in any public records.

26.20   OFAC Compliance.

a.           Tenant represents and warrants that (i) Tenant and each person or entity owning an interest in Tenant is (A) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (B) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (ii) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (iii) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (iv) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law, and (v) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.  The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

b.           Tenant covenants and agrees (i) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding Section are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease, and (iv) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

c.           Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the term of this Lease shall be an Event of Default hereunder if such inclusion shall continue for ten (10) days after Tenant shall have been given written notice thereof (by Landlord, any governmental entity or otherwise).  Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be an Event of Default hereunder if such use or occupancy shall continue for ten (10) days after Tenant shall have been given written notice thereof (by Landlord, any governmental entity or otherwise).  Tenant shall indemnify and hold Landlord harmless and against from all losses, damages, liabilities, cost and expenses (including, without limitation, reasonable attorneys' fees and expenses) that are incurred by Landlord and/or its affiliates that derive from a claim made by a third party against Landlord and/or its affiliates arising or alleged to arise from a misrepresentation made by Tenant hereunder or a breach of any covenant to be performed by Tenant hereunder.

d.           Tenant shall provide documentary and other evidence of Tenant's identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant's identity or to comply with any legal request.

Section 27.  Parking.

Landlord reserves the right to control parking within the Building area by issuing parking permits to tenants.  If Landlord implements such a system parking permits shall be provided to Tenant during the Lease Term in accordance with the terms and conditions set forth in Exhibit I attached hereto and made a part hereof for all purposes.

Section 28.  FF&E.

Landlord will allow Tenant to use, at no additional cost to Tenant, that furniture and equipment described on Exhibit J (“Landlord’s FF&E”) for the Lease Term.  Tenant acknowledges that it has had the opportunity to inspect the Landlord’s FF&E, and Tenant accepts the Landlord’s FF&E in its as-is condition, and Landlord disclaims any representation or warranty regarding the condition of the Landlord’s FF&E or its suitability for Tenant’s use.  Tenant will be responsible for all costs associated with Landlord’s FF&E during the Lease Term, including, without limitation, any moving, repair, or replacement costs.  Tenant will be responsible for insuring Landlord’s FF&E during the Lease Term and repairing or replacing any pieces of Landlord’s FF&E destroyed or damaged beyond reasonable wear and tear.  At the expiration or earlier termination of the Lease Term, Tenant will return all of Landlord’s FF&E, subject only to normal wear and tear and uninsurable casualty.  Any other furniture and equipment within the Premises which is not on Exhibit J, shall be removed from the Premises by Landlord prior to commencement of construction on the Tenant Improvements.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Lease as of the day and year first above written.

LANDLORD SF INFINITE DRIVE, LLC, a Delaware limited liability company By: Alexia Gottschalch Name: Alexia Gottschalch Title: Officer_______________
TENANT ANTRIABIO, INC., a Delaware corporation By: /s/ Nevan Elam Name: Nevan Elam Title: Chief Executive Officer

EXHIBIT A-1

LEGAL DESCRIPTION OF REAL ESTATE

(Attached)

END OF EXHIBIT A-1

A-1-1
1

EXHIBIT A-2

FLOOR PLANS OF DEMISED PREMISES

[To be included]

A-2-1

EXHIBIT B

RULES AND REGULATIONS

1.           The sidewalks, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Building shall not be obstructed, even temporarily, or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2.           No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades, louvered openings, tinted coating, film or screen shall be attached to or hung in, or used in connection with, any window, glass surface or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord.

3.           No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls or windows or other glass surfaces (including without limitation glass storefronts).  Signs on entrance door or doors shall conform to building standard signs, samples of which are on display in Landlord’s rental office.  Signs on doors shall, at Tenant’s expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4.           The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

5.           No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

6.           The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.  All damages resulting from any misuse of the fixtures by Tenant, its employees and invitees shall be borne by Tenant.

7.           Tenant shall not in any way deface any part of the Premises or the Building.  If Tenant desires to use linoleum or other similar floor covering, an interlining of Builder’s deadening felt shall be first, affixed to the floor, by a paste or other material, soluble in water.  The use of cement or other similar adhesive materials, which are not water soluble, are expressly prohibited.

8.           No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises, except as may be required by the Americans with Disabilities Act.  No cooking shall be done or permitted by Tenant on the Premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Tenant’s layout, which is to be primarily used by Tenant’s employees for heating beverages and light snacks.  Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9.           No space in the Building shall be used for manufacturing, distribution, or for the storage of merchandise or for the sale of merchandise, goods, or property of any kind at auction.

10.           Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way.  Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.  Tenant shall not cause or permit any unseemly or disturbing activity or conduct to be visible through any window, opening, doorway, glass storefront or other glass surface or any other means of visibility that disturbs or interferes with (i) tenants or other occupants of the Building or their licensees or invitees or (ii) neighboring buildings or premises or those having business with them, including without limitation, receptions, parties, recreation and other activities of a social nature not directly related to Tenant’s use of the Premises.

11.           Neither Tenant, nor any of Tenant’s servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant’s business offices.

12.           No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord.  Tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms either furnished to, or otherwise procured by, Tenant, and in the event of the, loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13.           Tenant shall not overload any floor.  Tenant shall obtain Landlord’s consent before bringing any safes, freight, furniture or bulky articles into the Building, and Landlord can specify to Tenant the location for the placement of such articles.  All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agent may determine from time to time.  Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14.           Tenant shall not overload or permit any portion of the Premises to be occupied, without Landlord’s expressed prior written consent, as an office for a public stenographer or typist, or for the possession, storage, manufacture or sale of liquor, narcotics, drugs, tobacco in any form, or as a barber or manicure shop, or as a public employment bureau or agency, or for a public finance (personal loan) business; provided, however, nothing in this sentence shall be deemed to prohibit Tenant or its employees or business invitees from personal use of tobacco.  Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on said Premises, nor advertise for laborers giving an address at the Building.  Tenant shall not keep or utilize any juke box, billiard or pool table or other  recreational device  at or in the Premises, except for the use of its employees.

15.           Tenant shall clean the Premises as provided in the Lease, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for such purpose, but Tenant shall not cause unnecessary labor by reason of Tenant’s carelessness and indifference in the preservation of good order and cleanliness.

16.           Landlord shall have the right to prohibit any advertising or use of the Building name by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising or use.

17.           The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose or for any other activity not appropriate, in Landlord’s sole discretion, to an office building of the quality and stature of the Building.

18.           The requirements of Tenant will be attended to only upon application at the office of the Building.  Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

19.           Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

20.           No pornographic or sexually explicit materials shall be sold or services or a pornographic or sexually explicit nature be provided in the Building or the Premises.

21.           Tenant shall not undertake, or permit, the business of lending money within the Building or the Premises.

22.           All paneling, rounds or other wood products not considered furniture shall be of fire retardant materials.  Before installation of any such materials, certification of the materials’ fire retardant characteristics shall be submitted to Landlord or its agents, in a manner satisfactory to Landlord.

23.           Tenant shall not install any vending machines in the Building or Premises without Landlord’s prior written consent.

24.           All articles and the arrangement style, color and general appearance thereof, in the interior of the Premises that will be visible from the exterior thereof, including, without limitation, window displays, advertising matter, signs, merchandise, furniture, and store fixtures, shall be subject to Landlord’s approval, and, in any case, shall be maintained in keeping with the character and standards of the Building,

25.           Tenant shall see that the windows and doors of the Premises are closed and securely locked before leaving the Building and Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas and air shall likewise be carefully shut off, so as to prevent waste or damage, and Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord as a result of Tenant’s default or carelessness.

26.           Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building.

27.           Tenant shall cause its employees, agents, contractors and invitees to park in the areas designated by Landlord and shall not park in reserved spaces, except to the extent that Tenant has been granted rights to reserved spaces in the Lease.

28.           Smoking is not allowed in the Building, except in Landlord designated smoking areas located outside of the Building.  Tenant shall abide by no-smoking restrictions in all areas within the Building and the Premises.

29.           The carrying of firearms of any kind in the Premises, the Building, the Common Areas or anywhere on the Building is prohibited, except in the case of (i) unconcealed firearms carried by licensed security personnel hired or contracted for by Tenant for security of the Premises, or (ii) concealed firearms, as specifically permitted by Landlord in writing.

30.           Tenant shall not use the Premises to grow, process, market, distribute, or sell marijuana or any of its constituents or any products containing marijuana or any of its constituents.

31.           These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or part, the terms, covenants, agreements and conditions of the main text (including Special Stipulations) of the Lease, which text shall control in the instance of conflict.

32.           Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety, care and cleanliness of the Building, and for the preservation of good order therein.  Such other Rules and Regulations shall be effective upon written notification of Tenant.

END OF EXHIBIT B

EXHIBIT C

BASE RENT

Months	Base Rent Per RSF	Base Rent Per Annum	Base Rent Per Month
1-12	$12.74 per RSF	$347,262.00	$*28,938.50
13-24	$13.12 per RSF	$357,679.86	$29,806.66
25-36	$13.51 per RSF	$368,410.26	$30,700.85
37-48	$13.92 per RSF	$379,462.57	$31,621.88
49-60	$14.34 per RSF	$390,846.45	$32,570.54
61-72	$14.77 per RSF	$402,571.84	$33,547.65

* Provided that an Event of Default has not occurred and remained uncured, Landlord shall abate the Base Rent for the Premises for four (4) months beginning on second (2nd) month following the Rent Commencement Date (in light of Tenant’s payment of the first month’s Base Rent on the Effective Date) and ending on fifth (5th) month following the Rent Commencement Date (the “Free Rent Period”).  If Tenant defaults under this Lease beyond any applicable period of notice and cure and Landlord elects to terminate the Lease or Tenant’s right to possession of the Premises, any remaining rent abatement shall cease from the date of such default, and Tenant shall immediately pay to Landlord all sums previously abated hereunder.

END OF EXHIBIT C

Exhibit C-1

EXHIBIT D

COMMENCEMENT CERTIFICATE

THIS COMMENCEMENT CERTIFICATE is entered into and made as of the ____ day of _____________, 2013, by and between SF INFINITE DRIVE, LLC, a Delaware limited liability company, as landlord (“Landlord”), and ANTRIABIO, INC., a Delaware corporation, as tenant (“Tenant”).

Landlord and Tenant have heretofore entered into that certain Lease Agreement (the “Lease”) dated May 1, 2014 with respect to certain premises (“Premises”) located in Spaces A, C-1, C-2, and D in the project commonly known as 1450 Infinite Drive in Louisville, Colorado (the “Building”).  Landlord and Tenant hereby agree as follows:

1.           The Premises under the Lease have been delivered to and accepted by Tenant as of the Rent Commencement Date.

3.           The Rent Commencement Date of the Lease is hereby confirmed as May 1, 2014.  The Expiration Date of the Lease is hereby confirmed as April 30, 2020.

IN WITNESS WHEREOF, the parties hereto have caused this Commencement Certificate to be executed as of the date first above written.

Landlord: SF INFINITE DRIVE, LLC, a Delaware limited liability company By:________________________________ Name:______________________________ Title:_______________________________	Tenant: ANTRIABIO, INC., A Delaware corporation By:________________________________ Name:______________________________ Title:_______________________________

END OF EXHIBIT D

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EXHIBIT E

AGREEMENT FOR CONSTRUCTION

THIS AGREEMENT FOR CONSTRUCTION (this “Agreement”) is attached to and made part of the Lease dated as of ________________________, 2014, made by and between SF INFINITE DRIVE, LLC, a Delaware limited liability company, as landlord (“Landlord”), and ANTRIABIO, INC., a Delaware corporation, as tenant (“Tenant”), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord certain space (the “Premises”) located at as 1450 Infinite Drive in Louisville, Colorado.  Capitalized terms used herein, unless otherwise defined in this Agreement, shall have the respective meanings assigned to them in the Lease.

Landlord and Tenant agree as follows:

1.   Work.

a.    Tenant shall engage an architect reasonably acceptable to Landlord (“Architect”) to furnish to Landlord for Landlord's approval space plans sufficient to convey the architectural design of the Premises, including, without limitation, the location of doors, partitions, electrical and telephone outlets, plumbing fixtures, exhaust vents, grease pits and drainage, heavy floor loads and other special requirements, together with reflective ceiling plans (“Space Plans”).  If Landlord shall disapprove of any portion of Tenant's Space Plans, Landlord shall advise Tenant of such revisions, and reasons therefor, as are reasonably required by Landlord for the purpose of obtaining approval.  Tenant shall then submit to Landlord, for Landlord's approval, a redesign of Tenant's Schematic Space Plans, incorporating the revisions required by Landlord and such modifications thereof as are suggested by Tenant, said modifications to be subsequently approved by Landlord prior to Tenant's submission of Final Plans (as hereinafter defined).

b.    Tenant shall cause the Architect to prepare from the approved Space Plans (approved by Landlord in accordance with Section 1.a. above) complete architectural plans, drawings and specifications and complete engineered and cross coordinated mechanical, electrical and structural working drawings for (all of the Premises, showing the subdivision, layout, finish and decoration work (including carpeting and other floor coverings), all in such form and in such detail as may be reasonably required by Landlord and Tenant.  Such complete plans, drawings and specifications are referred to herein as the “Final Plans”.  Tenant shall submit the Final Plans for the approval of Landlord in the same manner as provided in Section 1.a. above for approval by Landlord of the Space Plans.

c.    Tenant acknowledges that the Tenant Improvements shall not include, nor shall Landlord be responsible for the design, construction or installation of, various nonstructural items which Tenant may find desirable for the Premises including, without limitation, furniture, trade fixtures, office equipment, telephone and communication systems and equipment, plantscaping, artwork or cabling required in connection with any of these items.  Notwithstanding the fact that Landlord shall have the right to review Tenant's Space Plans and Final Plans, Tenant shall be solely responsible for the design and function of such plans, including, without limitation, their integration with all of the Building's systems.  All Tenant Improvements shall be of equal or greater quality than the Building Standards; provided that Tenant shall be required to utilize Building Standard window blinds, ceiling systems and light fixtures (and not to utilize any different albeit greater quality).

c.           The Final Plans shall be subject to approvals of local governmental agencies having jurisdiction over construction.   Landlord shall cooperate with Tenant in obtaining approval of the Final Plans by all governmental agencies having jurisdiction.  The Space Plans shall be revised and the

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Work shall be changed to incorporate any revisions to the Plans required by any local governmental agency and any work required in the Premises by any local governmental field inspector. Tenant shall cause its architect to provide documentation for all changes to the Final Plans at the time each change is authorized for construction.

d.           The Work to be performed by Landlord shall not include telephone voice cabling or data cabling, card reader security system, white noise system, or furniture systems which are to be completed separately by Tenant, at Tenant's sole cost and expense.

e.    In the design of the Work, Tenant agrees to comply with floor and electrical loading limitations established by Landlord.

2.           Allowance for Work and Work Cost.

a.           Tenant shall receive from Landlord an allowance for Work Costs equal to Twenty and No/100 Dollars ($20.00) per RSF or Five Hundred Forty Five Thousand Two Hundred Twenty Dollars ($545,220.00)(“Allowance”), which Allowance shall be used solely for "Work Costs" (as that term is defined below) except that up to Two Dollars ($2.00) per RSF may be used toward space plans and pricing notes.  The Allowance shall automatically expire and terminate on December 31, 2014 (the “Allowance Deadline”) and any unused portion of the Allowance existing on the Allowance Deadline, and any approved extension thereof, shall be forfeited and be free from any claims or interests of Tenant regardless of the status of Tenant’s work or Works Costs.  Landlord may, its sole discretion, extend the Allowance Deadline to a date suggested by Tenant but, in any event not later than March 31, 2015, upon proof of Tenant’s reasonable diligence in completing the Work prior to the Allowance Deadline.  Any unused portion of the Allowance shall be retained by Landlord and may not be applied to Rent.  All Tenant Improvements, whether or not the cost thereof is covered by the Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Lease Term except to the extent required to be removed by Tenant pursuant to Section 3.3 or 14 hereof.  Tenant shall be entitled to no other payment or rent reduction for any part of the Allowance not utilized by Tenant.  On or before the 5th day of each calendar month, or as otherwise mutually agreed between Landlord and Tenant, during the construction of the Tenant Improvements, Tenant shall deliver to Landlord:  (i) a request for payment of the Tenant’s general contractor (“Contractor”) approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the Tenant Improvements completed and the portion not completed; (ii) invoices from the Contractor and any applicable subcontractors or material suppliers (collectively, “Tenant’s Agents” for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents in acceptable form; and (iv) all other information reasonably requested by Landlord. Thereafter, Landlord shall deliver a check to Contractor and/or Tenant's Agents (as applicable) in payment of the lesser of:  (A) the amounts so requested by Tenant less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any Tenant Improvements with the Final Plans or due to any substandard work.

Subject to the provisions hereof, a check for the Final Retention payable to Contractor and/or Tenant's Agents (as applicable) shall be delivered by Landlord to Tenant following the completion of construction of the Tenant Improvements, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases, (ii) Landlord has determined that no substandard Tenant Improvements exist which adversely affects the mechanical, electrical, plumbing, heating, ventilating, and air conditioning, life-safety or other systems of the Building, (iii) Tenant's architect delivers to Landlord a certificate, in a

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form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, and (iv) Tenant has commenced business operations in the Premises.

b.           As used herein, "Work Costs" mean (i) all fees and expenses incurred by Landlord and Tenant in connection with the design and construction of the Tenant Improvements, including, without limitation, commercially reasonable engineering fees for the review of Tenant's Space Plans and Final Plans; (ii) the actual contractor costs and charges for material and labor, contractor's profit, overhead and general conditions incurred by Landlord in having the Tenant Improvements constructed in accordance with the Final Plans; (iii) governmental agency plan check, permit and other fees and sales and use taxes; (iv) testing and inspection costs; (v) any paint touch-up or repair work necessary due to Tenant's move into the Premises; (vi) all other costs expended or to be expended by Tenant in the construction of the Tenant Improvements, including pre-stocked materials; and (vii) a fee to be paid to Landlord equal to two percent (2%) of all Work Costs for coordination, oversight of Landlord’s interests and review by Landlord of construction of the Tenant Improvements.

        c.           “Changes” shall mean any revisions to the Work, or the Space Plans which are (i) requested by Tenant or (ii) required by any local governmental agency or field inspector. Tenant may request changes to the Final Plans at Tenant’s cost, provided that (a) the changes shall not be of a lesser quality than Landlord’s standard specifications for tenant improvements for the Building, as the same may be changed from time to time by Landlord (the “Standards”); (b) the changes conform to applicable Governmental Regulations and necessary governmental permits and approvals can be secured; (c) the changes do not require Building service beyond the levels normally provided to other tenants in the Building; (d) the changes do not have any adverse affect on the structural integrity or the systems of the Building; (e) the changes will not, in Landlord’s reasonable opinion, unreasonably delay construction of the Work; and (f) Landlord has determined in its reasonable discretion that the changes are of a nature and quality consistent with the overall objectives of Landlord for the Building.  To the extent any change results in a delay of substantial completion of the Work, then such delay shall constitute a “Tenant Delay” described below.

3.           Tenant Construction.

a.           Subject to the provisions of the Lease and this Agreement, Tenant shall proceed diligently to cause the Work to be substantially completed (as defined below) in accordance with a mutually agreeable construction schedule.  The Premises shall be deemed "substantially completed" upon the project contractor completing the Tenant Work and obtaining a permanent or temporary certificate of occupancy for the Premises (or its equivalent).  The Work shall be performed by a general contractor approved by Landlord following presentation to Landlord of competitive bids from at least three qualified contractors.

b.           During the performance of the Work Tenant shall cause its general contractor to hold construction meetings on a weekly basis to discuss the status of completion of the Work.  Tenant shall provide Landlord and its construction consultant, if any, with notice of the meeting so that Landlord and its construction consultant shall have the opportunity to attend the meetings.

c.           Prior to the commencement of the Work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in Colorado evidencing that workmen's compensation, public liability insurance, and property damage insurance, all in amounts, with companies, and on forms satisfaction to Landlord, are in force and maintained by the General Contractor.  All such policies shall name Landlord as an additional insured and shall provide that the same may not be canceled or modified without thirty (30) days' prior notice to Landlord.

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d.           Tenant, at its sole cost and expense, shall cause the Work to be performed in compliance with all applicable requirements of insurance bodies having jurisdiction, and in such manner as not to interfere with any other tenants of the Building or interfere with, delay, or impose any additional expense upon Landlord in the construction, maintenance, or operation of the Building, and so as to maintain harmonious labor relations in the Building.

e.           Tenant and the General Contractor (and, its authorized agents, employees and sub-contractors) shall have the right to enter and access the Premises prior to the Commencement Date, for the sole purpose of constructing the Tenant Improvements. Any entry by or on behalf of Tenant shall be subject to the Rules and Regulations and any such other reasonable rules, regulations, standards and conditions as Landlord may impose.

f.           Tenant expressly acknowledges that nothing in this Agreement shall authorize Tenant, the General Contractor or any person dealing with, through or under either of them, to subject the Building (or Landlord’s interest therein) to any mechanic’s or materialman’s lien.  Tenant agrees to indemnify, hold harmless and defend Landlord and the Building from any liability or damages and Landlord from any claim, liability, loss, damage, cost or expense, including attorneys’ fees which Landlord may incur in connection with the construction of the Tenant Improvements.  Tenant agrees not to permit or suffer and, to the extent so permitted or suffered, to cause to be removed and released within thirty (30) days after Tenant's receipt of notice thereof, any mechanic’s, materialman’s or other lien on account of supplies, machinery, tools, equipment, labor or materials furnished or used in connection with the construction of the Tenant Improvements.

g.            Tenant shall cause the General Contractor to keep the Premises and the Building free from accumulations of waste materials, rubbish, and other debris resulting from the work, and at the completion of the work the Tenant shall cause the General Contractor to remove all waste materials, rubbish and debris from and about the Building as well as all tools, construction equipment and machinery, and surplus materials, and will leave the Building clean.  Tenant shall, at its sole cost and expense, restore, to their original condition, those portions of the Building not designated for alteration by the contract documents.  Tenant shall cause the General Contractor to use only new materials and equipment and complete all work with good quality workmanship free from faults or defects.

4.   Miscellaneous.

a.           The Work shall be done by Tenant, or its designees, the general contractor selected by Tenant or subcontractors, in accordance with the terms, conditions and provisions herein contained.

b.           Landlord has no agreement with Tenant and has no obligation to do any other work with respect to the Premises. Any other work in the Premises which Tenant may be permitted by Landlord to perform prior to commencement of the Lease Term shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of the Lease, and shall be subject to such other requirements as Landlord’s general contractor deems necessary or desirable. Any additional work or alterations to the Premises desired by Tenant after the commencement of the Lease shall be subject to the provisions of the Lease.

c.           If the Plans require the construction and installation of more telephone/electrical closets than the number regularly provided by Landlord in the portion of the Building in which the Premises are located , Tenant shall pay costs and expenses arising from the construction and installation of such additional telephone/electrical closets.

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d.           Any person signing this Agreement on behalf of the Landlord and Tenant warrants and represents he or she has the authority to do so.

e.           This Agreement shall not be deemed applicable to any additional office space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions thereto in the event of a renewal or extension, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

f.           With respect to any amounts owed by Tenant hereunder and not paid when due or Tenant’s failure to perform its obligations hereunder, Landlord shall have all of the rights and remedies granted to Landlord under the Lease for non-payment by Tenant of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

g.           Tenant shall not be permitted to occupy or store any items in the Premises prior to Landlord's receipt of a temporary certificate of occupancy for the Premises.

5.   Liability of Landlord.  Notwithstanding anything set forth herein, the liability of Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, partners or employees, for or in respect of any default by Landlord under the terms of this Agreement or in respect of any other claim or cause of action, shall be limited to Landlord’s equity interest in the Building, and Tenant agrees to look solely to Landlord’s equity interest in the Building for the recovery and satisfaction of any judgment against Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, partners or employees.

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EXHIBIT F

JANITORIAL SPECIFICATIONS

PUBLIC AREAS

DAILY:

1.           Empty wastebaskets and trash containers. Insert liners.
2.           Transport trash to designated areas as needed
3.           Empty and damp clean cigarette receptacles
4.           Dust mop hard surface floors
5.           Damp mop hard surface floors
6.           Dust all horizontal surfaces to hand heights (72 inches)
7.           Clean lobby glass, including front door
8.           Vacuum carpets and spot clean stains
9.           Polish stainless steel in elevators
10.         Spot clean non-stainless steel surfaces in elevators
11.         Spot clean walls, doors, door frames, partitions, light switches, push plates, handles and railings
12.         Clean drinking fountains
13.         Sweep and polish outside entrances
14.         Turn out lights and properly secure building
15.         Sweep stairways

WEEKLY:

1.           Dust railings in stairways
2.           Spray buff resilient tile floors
3.           Wash all entrance glass
4.           Pick up litter in garage
5.           Clean elevator tracks and saddles
6.           Damp mop stairways

MONTHLY:

1.           Spot wash doors and door frames
2.           Wash non-steel surfaces in elevators
3.           Dust top of hallway lights
4.           Clean marble floors

QUARTERLY:

1.           Shampoo carpet in garage elevator (if any) and entrance mats
2.           Wash entrance doors from garage to office building

PREMISES

DAILY:

1.           Empty wastebaskets; insert liners if required (supplied by CONTRACTOR)
2.           Transport trash to designated space
3.           Empty and damp clean ash trays
4.   Dust horizontal surfaces of all furniture, including desks, chairs, tables, file cabinets, bookcases, shelves, etc.
5.           Clean and sanitize drinking fountains
6.           Spot clean reception lobby glass
7.           Spot clean interior glass in partitions and doors
8.           Remove fingerprints from doors, frames, light switches, kick and push plates and handles
9.           Papers on desks, drafting tables, filing cabinets, etc. are not to be disturbed
10.         Dust mop hard surface floors
11.         Damp mop for spillage on hard surface floors
12.         Vacuum carpet and spot clean small spots as necessary
13.         Turn out lights and properly secured doors

WEEKLY:

1.           Spot clean walls around light switches, doors, push plates, etc.
2.           Damp mop hard surface floors
3.           Spray buff resilient tile floors
4.           Clean entrance door glass

MONTHLY:

1.           Dust Venetian blinds

QUARTERLY:

1.   High dust to include the following: pictures, frames, charts, graphs, and similar wall hangings not reached in nightly cleaning.
2.   Dust vertical surfaces, such as walls, partitions, ventilating louvers and other surfaces not reached in nightly cleaning.

PUBLIC WASHROOM CLEANING SCHEDULE

DAILY:

1.           Clean, sanitize and polish all vitreous fixtures including toilet bowls, urinals, and hand basins
2.           Clean, sanitize all flush rings, drain, and overflow outlets
3.           Clean and polish all chrome fittings
4.           Clean, sanitize all toilet seats
5.           Clean and polish all glass and mirrors
6.           Empty all containers and disposal
7.           Wash and sanitize exterior of all containers
8.           Empty and sanitize interior of all sanitary containers
9.           Spot clean metal partitions tops
10.         Remove spots, stains, splashes from area adjacent to hand basins
11.         Remove fingerprints from doors, frames, light switches, kick and push plates handles, etc.
12.         Refill all dispensers to normal limits - napkins, soap, tissues
13.         Dust mop floor
14.         Damp mop and sanitize floor

WEEKLY:

1.   Low dust all horizontal surfaces to hand heights, including sills, moldings, shelves, frames, ducts and heating/air conditioning outlets
2.           Dust top of metal partitions

MONTHLY:

1.           High dust above hand height all horizontal surfaces including shelves, ledges, and moldings
2.           Machine scrub floors

SEMI-ANNUALLY:

1.           Wash and sanitize metal partitions

END OF EXHIBIT F

EXHIBIT G

TENANT ESTOPPEL

_______________, 20____

Re:
Lease dated _______________, 2013 (the “Lease”), by and between SF Infinite Drive, LLC (“Landlord”), and AntriaBio, Inc. (“Tenant”), covering Suite ________________ (the “Premises”) in the real estate project known as 1450 Infinite Drive in Louisville, Colorado (the “Building”).

Ladies and Gentlemen:

The undersigned, as Tenant, we hereby certify to you as follows:

1.           Tenant is the tenant under the Lease and has unconditionally accepted possession of and now occupies the Premises pursuant to the terms of the Lease, except for:  _____________________________. The Lease is in full force and effect and is the valid and binding obligation of Tenant.

2.           All improvements, alterations and space required to be furnished according to the Lease have been completed to the satisfaction of Tenant, all sums required to be paid by Landlord to Tenant in connection with the improvements (including, without limitation, any tenant allowance or rebate) have been paid in full, and all other conditions precedent to the commencement of the term of the Lease have been satisfied. The Premises comply with any warranties made by Landlord in the Lease.

3.           To the best of Tenant’s knowledge and except as may be provided below, as of the date hereof, Landlord has performed all of its obligations under the Lease and neither Tenant nor Tenant, is currently in default under the Lease and, to the best of Tenant’s knowledge, no event has occurred which with the giving of notice or passage of time would constitute such a default, except as follows: ________________________________________________________.

4.           There have been no representations or promises made by Landlord to Tenant except as set forth in the Lease, and the Lease has not been modified, altered or amended (in writing or orally) except as follows:  _______________________________________________.

5.           As of the date hereof, there are no off-sets, defenses, counterclaims or credits against rentals, nor have rentals been prepaid for more than one month in advance, except as follows: _______________________________________________________.

6.           The Lease commenced on _____________________, the Lease term expires on ________________ and there are no renewal or expansion options except as set forth in Sections ___ and ___ of the Lease. Tenant has no purchase options or rights of first refusal, under the Lease with respect to sale of the Building. Tenant has no cancellation rights except as expressly provided in the Lease.

7.           Tenant is the legal and equitable owner and holder of the leasehold interest in the Lease and Tenant has not assigned, transferred or encumbered its interest under the Lease nor has Tenant sublet all or any portion of the Premises, except as follows:  _________________________________________.

8.           As of the date hereof, all rental and other payments due under the Lease are current and the next rental payment is due on  ______________, 20____ in the amount of $__________.

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9.           Additional rent for operating, maintenance, repair expenses, property taxes and assessments and other such expenses and charges (collectively, the “Operating Expenses”) is payable as provided in the Lease and has been paid in accordance with Landlord’s rendered bills through _____________, 20__.  Tenant’s Pro Rata Share is _____%. The next payment of Operating Expenses is due on _______________, 20___ in the amount of $___________ for the period of _______________.

10.           Landlord holds a security or other deposit pursuant to the Lease in the amount of $__________.

11.           To the best of Tenant’s knowledge, the Premises are in good order and condition, reasonable wear and tear excepted.

12.           There are no pending, or to Tenant’s knowledge threatened, actions, voluntary or involuntary, against Tenant under federal or state bankruptcy or insolvency laws.

13.           This letter shall inure to your benefit and to the benefit of your successors and assigns and shall be binding upon the undersigned and the undersigned’s heirs, personal representatives, successors and assigns.

14.           The undersigned individual executing this letter on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this letter on Tenant’s behalf.

The above statements are made with the understanding that Purchaser will rely on them in connection with the above-mentioned acquisition.

Very truly yours, ________________________________ ________________________________ By:______________________________ Its:______________________________

END OF EXHIBIT G

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EXHIBIT H

OPTION AGREEMENT

THIS OPTION AGREEMENT TO LEASE is attached to the Lease between SF INFINITE DRIVE, LLC, a Delaware limited liability company, as landlord (“Landlord”), and ANTRIABIO, INC., a Delaware corporation, as tenant (“Tenant”).

Tenant shall have the following option (the "Option") to renew this Lease:

1.           Subject to the provisions of this Option Agreement, Tenant may, by notifying Landlord of its election in writing ("Extension Notice"), renew this Lease for one (1) additional lease term (the "Second Lease Term") beginning on the day next following the expiration date of the Lease Term and continuing for five (5) years thereafter.  Such renewal shall be on all of the terms and conditions of this Lease which are not inconsistent herewith, except that the rentals payable during the Second Lease Term shall be at the existing fair market rental (the "Fair Market Rate") of comparable space as of the date of renewal, but not less than the Base Rent, including adjustments to Base Rent, payable with respect to the final year of the Lease Term.

2.           The Fair Market Rate for the Premises shall be the then going rate for comparable space in the Building as determined by Landlord in good faith.  Landlord shall notify Tenant of Landlord's good faith determination of the prevailing Fair Market Rate no later than ten (10) months prior to the end of the Lease Term.  No later than one (1) month after Landlord notifies Tenant of the prevailing Fair Market Rate, Tenant shall notify Landlord whether Tenant accepts Landlord's determination.  If Tenant fails to so notify Landlord, Tenant will be deemed conclusively to have accepted Landlord's determination.  If Tenant does not accept Landlord's determination (and if Tenant is not deemed to have accepted Landlord's determination), then Landlord and Tenant will each appoint a real estate broker with at least ten (10) years’ full-time professional experience in leasing commercial properties similar to the Premises in the geographic area in which the Premises are located and each broker shall submit an opinion of the fair market rental value of the Premises. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other has given notice of the name of its broker, the single broker appointed will be the sole broker and will set the then fair market rental value of the Premises. If two brokers are appointed pursuant to this Section, those brokers will each submit an opinion of the fair market rental value of the Premises within thirty (30) days after the second broker has been appointed, and the fair market rental value of the Premises shall be the average of the two values submitted by the brokers.  If either Landlord or Tenant objects to the fair market rental value of the Premises determined in accordance with this Section, the objecting party shall notify the other party of its objection within fifteen (15) days of the receipt of the final determination of the fair market rental value of the Premises under this Section, and Tenant's election to exercise the Option shall be deemed to be rescinded, Tenant shall have no further rights under the Option, and the Lease shall expire on the original date that the Lease Term was to expire.

3.           Tenant may exercise the Option to Extend if and only if (A) Tenant is not then in Default or in Breach, and (B) Landlord receives from Tenant an irrevocable written notice exercising the Option to Extend at least nine (9) months, but not sooner than twelve (12) months, before the Expiration Date.  If  Tenant commits a Default during the period after the exercise of the Option to Extend but prior to the commencement date of the Option Term, and fails to cure such Default within the applicable cure period (but no later than the day immediately prior to the commencement of the Option Term if earlier), then in Landlord’s sole discretion, Landlord may treat Tenant’s election to exercise the Option to Extend as ineffective, in which event this Lease shall expire on the Expiration Date as of Tenant had not given such notice.

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4.           The Option to Extend granted to Tenant is personal to Tenant and shall not be transferable or assignable, by operation of law or otherwise, voluntarily, to any assignee of this Lease, or sublessee of all or any part of the Premises, or any other person or entity other than a Permitted Transferee.  Time shall be of the essence with respect to all of the provisions of this Option Agreement.

END OF EXHIBIT H

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EXHIBIT I

PARKING

1.           Landlord hereby agrees to make available to Tenant, and Tenant hereby agrees to take, during the full term of this Lease, permits (the “Parking Permits”) to park automobiles at a ratio of 3 permits per 1,000 RSF of the Premises (i.e., 81 parking spaces total) in the unassigned parking areas surrounding the Building (the “Parking Facilities”), upon the terms and conditions of this Exhibit I.  During the Lease Term, Tenant may surrender any Parking Permits and when surrendered, Landlord shall have no further obligation to make the number of surrendered Parking Permits available to Tenant for Lease.

2.           If the parking spaces covered by any of the Parking Permits are not available or become unavailable to Tenant (due to causes beyond the reasonable control of Landlord) during any portion of the Lease Term, Landlord shall use good faith efforts to make available to Tenant alternate parking spaces located reasonably near the Building until the parking spaces covered by the Parking Permits are made available to Tenant.

3.           Tenant's right to park in the Parking Facilities shall be non-exclusive and Tenant's use of the Parking Permits shall be subject to such rules and regulations as may be promulgated by Landlord or the operator of the Parking Facilities from time to time.

4.           Upon the occurrence of an Event of Default, Landlord shall have the right (in addition to all other rights, remedies and recourse hereunder and at law) to suspend any or all of the Parking Permits without prior notice or warning to Tenant.

5.           Landlord reserves the right in its sole and absolute discretion to determine whether the Parking Facilities are or are becoming overburdened, to allocate and assign parking spaces among Tenant and other tenants, to reconfigure the Parking Facilities, and/or to modify the existing ingress to and egress from the Parking Facilities as Landlord shall deem appropriate.

6.           Use of the Parking Facilities is at the sole risk of the users of such facilities, and Landlord assumes no liability for personal injury, theft or property damage, or any other loss occurring during, as a result of, or in connection with such use.  Landlord shall have no liability whatsoever to Tenant or any other person (including, without limitation, Tenant's agents, employees, invitees, guests, clients or customers) for any property damage to vehicles or their contents and/or personal injury which might occur as a result of or in connection with the parking of vehicles in or about the Building.  Tenant shall indemnify and hold Landlord harmless from and against any and all costs, claims, causes of action, and expenses (including reasonable attorneys' fees) which Landlord may incur in connection with or arising out of use of the Parking Facilities by Tenant and/or Tenant's agents, employees, invitees, guests, clients or customers.

7.           To ensure that only those parties designated by Tenant are using the Parking Facilities, Tenant shall provide Landlord with a complete list of the names of all of Tenant's employees issued access cards, which list shall contain the corresponding license plate numbers of those vehicles owned, leased or used by each of said employees.  Such list shall be updated by Tenant periodically, as necessary, and shall contain a specific designation as to which vehicles of which employees have been issued decals for parking spaces.

8.           Intentionally Deleted.

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9.           This Exhibit I shall not be deemed to create a bailment between the parties hereto, it being expressly agreed and understood that the only relationship created between Landlord and Tenant pursuant to this Exhibit I is that of licensor and licensee, respectively.

END OF EXHIBIT I

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EXHIBIT J

LANDLORD’S FF&E

[To be determined]

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SCHEDULE 1.1
Definitions

“Denver Metropolitan Area” shall mean the area covered by Denver CBD and surrounding counties and located in the State of Colorado.

“Common Areas” means the parking areas; driveways, roadways and truckways; pedestrian sidewalks; courtyards, loading docks, delivery areas and service areas; landscaped areas, detention basins and related control structures and facilities; public bathrooms and comfort stations; public stairways, elevators, escalators and corridors; public lobbies and all other areas, equipment or improvements which may be provided by Landlord for the convenience and use in common by Landlord and the tenants of the Building including without limitation, all heating, ventilating and cooling systems provided by Landlord for all tenants.

“Controllable Expenses” shall mean only those Expenses over which Landlord has control to manage such line item expense and shall exclude all costs that are not within the control of Landlord. Those costs that are not within the control of Landlord include, without limitation, real estate taxes, personal property taxes and other governmental assessments and impositions, government mandated wage increases, insurance including deductibles payable as a result of damage to the Building, any uninsured physical damage, snow and ice removal, electricity and other utilities and fuel expenses.

“Environmental Requirements” collectively shall mean and include all present and future laws and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions or to any Hazardous Substances (including the Comprehensive Environmental Response Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., the Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Clean Air Act, 33 U.S.C. §§ 7401 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2629, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. §§ 1101 et seq., and any so-called Super Fund” or “Super Lien” law, environmental laws administered by the Environmental Protection Agency, any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder).

“Expenses” shall mean all costs and expenses paid or incurred by or on behalf of Landlord for operating, maintaining, repairing, upgrading, replacing, and managing the Project, including, without limitation, the costs of heating, cooling and lighting; trash removal; painting; cleaning; landscaping and grounds maintenance; window cleaning; repair and maintenance (including, but not limited to, Landlord’s repair, maintenance and service obligations set forth in Section 5.2 and 5.3 hereof) of Common Areas, non-structural portions of roofs and roof membranes, exterior walls, HVAC maintenance, sprinklers, electrical, connections and distribution systems, utility lines, vault spaces and equipment therein (including, without limitation, elevator lifts) (but expressly excluding any costs and expenses related to maintenance, repair and replacement of the Structural Portions of the Building and underground utilities); maintenance and repair of all personal property of Landlord used or useful in connection with the Project; loading docks and truck docks; fuel, gas, water, sewer, steam, electricity and other utility charges (other than utilities metered directly to and paid by other tenants); insurance (including, without limitation, fire and extended coverage, comprehensive public liability and rental loss insurance covering not less than one year of Rent to be paid by all tenants in the Project, worker’s compensation and automobile, in limits and upon terms selected by Landlord but not less than those required hereunder as well as other insurance

1.1-1

customarily carried from time to time by landlords of comparable office buildings in the Denver Metropolitan Area) and insurance deductibles; security or traffic control forces or equipment (not to be construed to require Landlord to provide such services or equipment); uniforms, supplies; holiday decorations; sales and use taxes on purchased goods; costs paid to service providers and contractors; costs incurred with respect to any “shuttle” bus, car pooling or other transportation service servicing the Project; and other labor costs, payroll taxes, insurance, training and costs of wages, salaries and fringe benefits of persons engaged in the operation, management, maintenance or repair of the Project at or below the level of building manager other than the allocated expenses of the regional building manager; a management fee not in excess of market rates; and any other expense or charge which, in accordance with generally accepted accounting or management principles, would be considered as an expense of operating, maintaining upgrading, replacing, managing, or repairing the Project.

Expenses shall not include items included within the meaning of the term Taxes; costs of capital improvements to the Project (except as hereinafter provided); depreciation or amortization charges with respect to a capital improvement (except as hereinafter provided); interest and principal payments on mortgages; and brokerage and leasing commissions; costs incurred to procure or negotiate leases with any existing or prospective tenants; costs to enforce leases against other tenants; cost of improvement and re-decorating allowances provided to other tenants; any cost or expenditure for which Landlord is reimbursed solely by other tenants (other than contributions for Taxes and Expenses); and any items customarily excluded pursuant to Generally Accepted Accounting Principals.

Expenses shall include (i) the cost of any capital improvements (but excluding capital improvements of the Structural Portions of the Building) made on or after the Commencement Date which are made or installed either for the purpose of reducing any cost included within Expenses or which are required under any applicable Governmental Regulations which were not applicable to the Project on the date of this Lease amortized over the useful life of such capital improvement (as determined in accordance with generally accepted accounting principles), together with interest on the unamortized cost of such improvement at the Prime Rate on the date the cost of such capital improvement was incurred. To the extent that Expenses include the costs of capital improvements as provided in this paragraph, Landlord shall be permitted to do the same with respect to the costs of leasing such capital item.

Landlord shall segregate Expenses into the following categories (each, a “Sector”): (i) clean room space; (ii) lab space; (iii) office space and (iv) storage space.  The Expenses segregated into such categories, as determined by Landlord in its sole discretion, shall constitute “Sector Expenses” hereunder.

“Force Majeure” shall mean acts of God, fire, earthquake, flood, explosion, actions of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or general shortage of labor, equipment, facility, materials or supplies in the open market, failure of transportation, strikes, lock outs, actions of labor unions, condemnation, requisition, laws, governmental action or inaction, orders of government or civil or military or naval authorities or any cause, whether similar or dissimilar to the foregoing, not within the reasonable control of, as applicable, the Landlord or the Landlord Parties, or the Tenant or the Tenant Parties. In no event, however, shall a lack of money be grounds for Force Majeure.

“Governmental Regulations” shall mean all instruments of record that burden the Real Estate and all requirements, rules, orders, codes and regulations of the federal, state and municipal governments or other duly constituted public authority, and of any board of insurance regulators or underwriters, health officer, fire marshal, and/or building inspector affecting or relating to the Premises, the business conducted in the Premises and Tenant’s use of the Premises including the making of Alterations.

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“Lease Year” shall mean each consecutive twelve-month period beginning with the Rent Commencement Date, except that if the Rent Commencement Date is other than the first day of a calendar month, then the first Lease Year shall be the period from the Rent Commencement Date through the date twelve months after the last day of the calendar month in which the Rent Commencement Date occurs, and each subsequent Lease Year shall be the period of twelve months following the last day of the prior Lease Year.

“Sector” and “Sector Expenses” see definition of Expenses.

“Taxes” shall mean all taxes and assessments, special or ordinary, and all other impositions of every kind and nature whatsoever (including, without limitation, any transit tax, sewer rents, impact fee, and school district assessments), which may be levied, assessed, charged or imposed upon the Project or any personal property owned or leased by Landlord and used therewith, together with all fees and costs incurred by Landlord for the purpose of contesting or protesting the amounts or rates of Taxes. Taxes shall not include any income, excess profit, franchise, capital stock, estate or inheritance tax payable by Landlord except as specifically provided in the next sentence and in Section 2.4. If at any time during the Lease Term the method of taxation prevailing at the Commencement Date shall be altered so that any new or additional tax assessment, levy, imposition, or charge, or any part thereof, shall be imposed in place or partly in place of any Taxes or contemplated increase therein, including without limitation any tax, assessment, levy, imposition or charge on Rent, then all such taxes, assessments, levies, impositions or charges shall be deemed to be Taxes for the purpose hereof, to the extent that such Taxes would be payable if the Project was the only property of Landlord subject to such tax. If any assessments constituting Taxes are or may be payable to the applicable taxing authority in installments over more than one Lease Year then, Landlord shall cause such Taxes to be paid in installments, and only those installments (plus any interest thereon) payable during a Lease Year in which the Lease Term falls shall be included in Taxes for such Lease Year in which payment is due. Otherwise, Taxes “for” a Lease Year shall be deemed to refer, at Landlord’s option, either to Taxes payable in such Lease Year or  to Taxes levied, assessed or otherwise accrued or imposed for such Lease Year without regard to when such Taxes are payable. Taxes shall not include interest and penalties for late payment, except to the extent that such penalty or interest is attributable to Tenant’s failure to remit on a timely basis Tenant’s Pro Rata Share of Taxes. If such interest or penalty is attributable solely to Tenant’s failure to remit Tenant’s Pro Rata Share of Taxes, then Tenant shall be solely responsible for payment of such interest and/or penalty. If such interest or penalty is attributable to such failure by Tenant and to other tenants’ failure to pay their pro rata share of Taxes, Tenant shall pay its proportionate share of the amount of such interest and/or penalty.

“Tenant’s Pro Rata Share” As used in this Lease, “Tenant’s Pro Rata Share” shall mean the ratio of dividing (i) RSF for the applicable Sector in the Premises by (ii) the total RSF for all Sector space in the Building, as the same may be modified by Landlord from time to time.  The initial Tenant’s Pro Rata Share for each Sector of the Premises is as follows: (1) for lab space –  30%, which has been computed by dividing 13,474 RSF (Lab Space in the Premises) by 45,498 RSF (total Lab Space in the Building); (2) for office space – 14%, which has been computed by dividing 10,364 RSF (Office Space in the Premises) by 72,040 RSF (total Office Space in the Building); and (3) for clean room space – 11%, which has been computed by dividing 3,423 RSF (Clean Room Space in the premises) by 31,748 RSF (Clean Room Space in Building).

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